                                                                                                       EXHIBIT 99.1

                                          UNITED STATES BANKRUPTCY COURT
                                            MIDDLE DISTRICT OF FLORIDA
                                                  TAMPA DIVISION

In re:
TSLC I, INC., et al.,                                                             Case No.:  8:04-bk-24134-MGW
                                                                                  Chapter 11
                                                                                  Jointly Administered
         Debtors.

                                 AMENDED JOINT DISCLOSURE STATEMENT IN SUPPORT OF
                           AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION FILED BY DEBTORS

                                               DATED: April 6, 2005

                                                     Respectfully submitted,
                                                     Denise D. Dell-Powell, Esquire
                                                     Florida Bar No.: 0890472
                                                     Erik P. Kimball, Esquire
                                                     Florida Bar No. 0131334
                                                     AKERMAN SENTERFITT
                                                     255 South Orange Avenue
                                                     Post Office Box 231
                                                     Orlando, Florida 32802-0231
                                                     Phone: (407) 843-7860
                                                     Facsimile: (407) 843-6610
                                                     Email:  Denise.DellPowell@akerman.com
                                                               Erik.Kimball@akerman.com

                                                     and

                                                     Michael P. Horan, Esquire
                                                     Florida Bar No.: 0307742
                                                     Wachovia Center, Suite 1500
                                                     P. O. B  ox 3273
                                                     Tampa, Florida  33601-3273
                                                     Telephone: (813) 223-7333
                                                     Fax: (813) 223-2837
                                                     Email:  Michael.Horan@akerman.com

                                                     ATTORNEYS FOR DEBTORS

i

                  3.       Beneficial   Interests,   Applicability   of  Securities   Laws  and  Reporting

                                    d.      Distributions   when  a  Disputed  Claim  Becomes  an  Allowed

{OR874912;1}                                             41

I.       INTRODUCTION AND OVERVIEW
(A)      The Chapter 11 Case

         On December 16,  2004 ("Petition Date"), TSLC I, Inc., and its Affiliated Entities,  TSLC III,  Inc., TSLC
IV,  Inc.,  TSLC V, Inc.,  TSLC VI, Inc.,  and TSLC VII  (each a "Debtor" or a "Plan  Proponent"  and  collectively
"Debtors" or "Plan  Proponents"),  each filed a voluntary  petition for relief under  Chapter 11 of the  Bankruptcy
Code in the United  States  Bankruptcy  Court for the Middle  District of Florida.  No trustee or examiner has been appointed in the Debtors' jointly administered Chapter 11 case.

(B)      Purpose of Disclosure Statement

         Pursuant to section 1125 of the Bankruptcy  Code, the Debtors  submit this Joint  Disclosure  Statement in
Support of Joint Chapter 11 Plan of  Liquidation  (the  "Disclosure  Statement")  to provide their  creditors  with adequate  information  about the Debtors and their Amended Joint  Chapter 11  Plan of  Liquidation,  dated April 6,
2005 (the "Plan").  Unless otherwise defined herein,  all capitalized terms contained in this Disclosure  Statement that are defined in the Plan shall have the meanings ascribed to those terms in the Plan.

         The  purpose of the  Disclosure  Statement  is to enable  creditors  of the  Debtors  to make an  informed judgment  regarding  acceptance or rejection  of, or objection to, the Plan.  The  Disclosure  Statement  describes generally the Plan and contains information  concerning,  among other things,  voting instructions,  classification and  treatment of Claims and  Interests  under the Plan,  and the Debtors'  history,  business,  assets,  Causes of
Action, and sources of funds to implement the Plan.

         The  Disclosure  Statement  has been  approved  by the  Bankruptcy  Court for use in the  solicitation  of acceptances  of the Plan.  The  Bankruptcy  Court's  approval of the  Disclosure  Statement  does not constitute an endorsement by the  Bankruptcy  Court of any  representation  contained  either in the Disclosure  Statement or the
Plan, or an endorsement of the Plan itself.

(C)      Disclaimers

         THE DISCLOSURE  STATEMENT  CONTAINS  INFORMATION  THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE
DEBTORS'  PROPOSED  PLAN.  PLEASE READ THIS  DOCUMENT  THOROUGHLY  AND  CAREFULLY.  THE  PURPOSE OF THE  DISCLOSURE
STATEMENT  IS TO PROVIDE  YOU WITH  "ADEQUATE  INFORMATION",  OF A KIND,  AND IN  SUFFICIENT  DETAIL,  AS FAR AS IS
REASONABLY  PRACTICABLE  IN LIGHT OF THE NATURE AND HISTORY OF THE DEBTORS AND THE CONDITION OF THE DEBTORS'  BOOKS
AND RECORDS,  THAT WOULD ENABLE A  HYPOTHETICAL  REASONABLE  INVESTOR  TYPICAL OF HOLDERS OF CLAIMS OF THE RELEVANT
CLASS TO MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN.

         FOR THE  CONVENIENCE OF CREDITORS,  THIS  DISCLOSURE  STATEMENT  SUMMARIZES THE TERMS OF THE PLAN, BUT THE
PLAN ITSELF  QUALIFIES ANY SUMMARY.  IF ANY  INCONSISTENCY  EXISTS BETWEEN THE PLAN AND THE  DISCLOSURE  STATEMENT,
THEN THE TERMS OF THE PLAN ARE CONTROLLING.

         NO REPRESENTATIONS  CONCERNING THE DEBTORS'  FINANCIAL  CONDITION OR ANY ASPECT OF THE PLAN ARE AUTHORIZED
BY THE DEBTORS OTHER THAN AS SET FORTH IN THE DISCLOSURE  STATEMENT.  ANY  REPRESENTATIONS  OR INDUCEMENTS  MADE TO
SECURE YOUR ACCEPTANCE  WHICH ARE OTHER THAN AS CONTAINED IN OR INCLUDED WITH THIS DISCLOSURE  STATEMENT SHOULD NOT
BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION TO APPROVE OR REJECT THE PLAN.

         THE FINANCIAL  INFORMATION  CONTAINED  HEREIN,  UNLESS  OTHERWISE  INDICATED,  IS UNAUDITED.  IN ADDITION,
BECAUSE OF THE DEBTORS' FINANCIAL  DIFFICULTIES,  AS WELL AS THE COMPLEXITY OF THE DEBTORS' FINANCIAL MATTERS,  THE
BOOKS AND RECORDS OF THE DEBTORS,  UPON WHICH THIS  DISCLOSURE  STATEMENT IS BASED IN PART,  MAY BE  INCOMPLETE  OR
INACCURATE.  HOWEVER,  GREAT  EFFORT HAS BEEN MADE TO ENSURE  THAT ALL SUCH  INFORMATION  IS FAIRLY AND  ACCURATELY
PRESENTED.

         AKERMAN SENTERFITT ("Akerman") COMMENCED REPRESENTING THE DEBTORS AND  DEBTORS-IN-POSSESSION  IN DECEMBER,
2004 AS GENERAL BANKRUPTCY COUNSEL AND HAS REPRESENTED THE DEBTORS AND  DEBTORS-IN-POSSESSION  IN GENERAL CORPORATE
AND OTHER MATTERS SINCE 2003.  ALL COUNSEL TO THE DEBTORS HAVE RELIED UPON  INFORMATION  PROVIDED BY THE DEBTORS IN
CONNECTION WITH PREPARATION OF THIS DISCLOSURE STATEMENT.

         THE CONTENTS OF THIS DISCLOSURE  STATEMENT SHOULD NOT BE CONSTRUED AS LEGAL,  BUSINESS OR TAX ADVICE. EACH
CREDITOR OR INTEREST  HOLDER SHOULD CONSULT HIS OR HER OWN LEGAL COUNSEL AND ACCOUNTANT AS TO LEGAL,  TAX AND OTHER
MATTERS CONCERNING HIS OR HER CLAIM.

         THIS DISCLOSURE  STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE  COMMISSION
NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

(D)      Summary of the Plan

1.       In General.

         The Plan  provides  for,  among other  things,  the  classification  and  treatment of Claims  against and
Interests in the Debtors, the funding mechanism for the Plan,  provisions  governing  distributions under the Plan, provisions  for the  treatment of executory  contracts,  unexpired  leases,  various  releases and certain  benefit programs,  provisions for the treatment of disputed claims,  conditions to, and effects of, Plan confirmation,  and provisions regarding the Bankruptcy Court's jurisdiction after the Effective Date.

2.       Property to be Distributed.

         Holders  of  Allowed  Claims  will  receive,  among  other  things,  Cash  under the Plan.  The Cash to be distributed  on or about the  Effective  Date will emanate  primarily  from proceeds from the sale of the Purchased
Assets to the Purchaser.  The terms and conditions of  distributions to Creditors under the Plan are discussed more thoroughly in Section IV of the Disclosure  Statement.  Interest  holders and holders of  Subordinated  Claims will receive no distributions under the Plan.

3.       Classifications and Treatment of Claims and Interests.

a.       Treatment of Classes

         Unimpaired Classes.  The Plan classifies the following  Unimpaired Claims that are not entitled to vote on the Plan.  Pursuant to section 1126(f) of the Bankruptcy  Code, each Holder of a Claim in the following  Classes is conclusively  presumed  to have  accepted  the Plan in respect of such  Claims.  Accordingly,  Holders of Claims in such  Classes  are not  entitled  to vote to accept or reject the Plan and the votes of such  Holders are not being solicited in connection with the Plan. Such Claims against the Debtors are classified as follows:

                  a.       Class 1 Claims,  which shall consist of all Priority  Non-Tax Claims  ("Class 1  Claims"
                           or "Priority Non-Tax Claims");

                  b.       Class 2.1 Claims,  which shall  consist of the Secured  superpriority  Claims of CIT, as
                           Agent  under  the DIP  Facility  to the  extent  not paid  prior to the  Effective  Date
                           ("Class 2.1 Claims" or "Class 2 Secured Claims"); and

                  c.       Class 2.2  Claims,  which shall  consist of the claims of the  Customs  Bond Agent under the  Customs  Bond and which  claims  are  secured  by cash of the  Debtors  held by the
                           Customs Bond Agent in the amount of $5,300,000.00 ("Class 2.2 Claims").

         Impaired  Classes  Entitled to Vote.  For the  purpose of voting and all  Confirmation  matters,  the Plan classifies  certain  Claims as Impaired  Claims.  Such Claims  against  the  Debtors are  classified  as follows in classes which are entitled to vote on the Plan:

                  a.       Class 3 Claims,  which  shall  consist  of all  unsecured  claims  against  the  Debtors
                           ("Class 3 Claims" or "Unsecured Claims").

         Impaired  Classes  Not  Entitled  to Vote.  Holders of Class 4  Subordinated  Claims and Class 5 Interests
will neither  receive nor retain  anything  under the Plan on account of their Class 4  Subordinated  Claims and/or
Class 5  Interests,  and thus are deemed to have  rejected  the Plan and will not be  entitled to vote to accept or reject the Plan.

b.       Executory Contracts and Unexpired Leases.

         On February 26,  2005, the majority of Debtors'  executory  contracts and unexpired leases were assumed by
Purchaser.  Those  contracts  assumed by Purchaser  that were in default have been or will be cured by the Debtors.
Any  executory  contract or  unexpired  lease not  specifically  assumed by  Purchaser  or addressed in the Plan or specifically  rejected  pursuant to  authorization  by the Court or operation of the Code,  on or before  Effective
Date, shall be deemed to be rejected.

(E)      Confirmation

1.       Generally.

         "Confirmation"  is the technical term for the Bankruptcy  Court's approval of a plan of  reorganization or plan of liquidation.  The timing,  standards and factors  considered by the Bankruptcy Court in deciding whether to confirm a Plan are discussed in Article VI of the Disclosure Statement, below.

2.       Objections to Confirmation.

         Any objections to  confirmation  of the Plan must be made in writing,  must be filed with the Clerk of the
Bankruptcy  Court,  and served on the  counsel  and parties  listed  below,  on or before the date set forth in the notice  scheduling  the  Confirmation  Hearing  provided with the approved  Disclosure  Statement.  Federal Rule of
Bankruptcy  Procedure  3007  governs  the form of  objections.  Copies of the  objection  must be  served  upon the following:

Denise D. Dell-Powell, Esq.
Erik P. Kimball, Esq.
Akerman Senterfitt
Counsel for the Debtors and
Debtors-in-Possession
Citrus Center, 17th Floor
255 South Orange Avenue
Post Office Box 231
Orlando, Florida 32802-0231
Telephone:  407-843-7860
Facsimile:  407-843-6610

Tropical Sportswear Int'l Corp.                              Office of the United States Trustee
Attn:  Robin Cohan                                           Timberlake Annex
Chief Financial Officer                                      501 East Polk Street, Suite 1200
4902 West Waters Avenue                                      Tampa, Florida  33602
Tampa, Florida 33634-1302                                    Telephone:  813-228-2137
Telephone:  954-851-9494                                     Facsimile:  813-228-2303
Facsimile:  954-835-1577

Michael J. Sage, Esq.                                        John D. Emmanuel, Esq.
Shannon Lowry Nagle, Esq.                                    Donald R. Kirk, Esq.
Stroock & Stroock & Lavan, LLP                               Fowler White Boggs Banker, P.A.
Counsel for the Official Committee of                        501 E. Kennedy Blvd., Suite 1700
     Unsecured Creditors                                     Tampa, Florida  33602
180 Maiden Lane                                              Telephone:  (813) 228-7411
New York, NY  10038-4982                                     Facsimile:  (813) 8313
Telephone:  212-806-5400
Facsimile:  212-806-6006

3.       Confirmation Hearing

         The Bankruptcy Court        will hold the  Confirmation  Hearing on May 18,  2005, at 10:00 a.m.  (Eastern
Daylight Time), in the United States  Bankruptcy  Court for the Middle District of Florida,  801 N. Florida Avenue,
Courtroom 10B,  Tampa,  FL 33602.  If necessary,  the  Confirmation  Hearing may be continued from time to time and day to day without  further notice.  If the Bankruptcy  Court confirms the Plan, it will do so through the entry of a Confirmation Order.

4.       Effective Date.

         The Plan will not be consummated,  or "effective,"  immediately upon the entry of the  Confirmation  Order by the Bankruptcy  Court,  but will be consummated on a later date (the "Effective  Date").  The Plan provides that the  Effective  Date will occur no more than thirty (30) days  following the date on which the  Confirmation  Order becomes a Final Order.

5.       Releases and Waivers.

         On the Effective  Date of the Plan, in  consideration  for the  obligations of the Debtors under the Plan, any  creditor  who  receives  the  dividends  set  forth in the Plan  will be deemed  to  forever  release,  waive, discontinue,  and discharge all existing and future claims, obligations,  proceedings,  suits, judgments,  damages, demands, debts, rights, causes of action, and liabilities it may have against the Debtors' Estates.

II.      HISTORY, ORGANIZATION AND BUSINESS OF THE DEBTORS
(A)      History and Organization of the Debtors

         Founded in 1927 under the name Tropical Garment  Manufacturing  Company,  prior to the closing of the sale of the Purchased Assets to the Purchaser,  TSLC I designed,  sourced and marketed high-quality branded and retailer private  branded  apparel  products  that it sold to major  retailers in all levels and  channels of  distribution.
TSLC I became a public  corporation  on October 28, 1997.  Its stock was listed on NASDAQ under the symbol  "TSIC."
On or about the Petition Date, NASDAQ delisted TSLC I.

         The Debtors TSLC II, Inc., TSLC III, Inc., TSLC IV, Inc. and TSLC V,  Inc. are  wholly-owned  subsidiaries of TSLC I.  TSLC VI, Inc. and TSLC VII, Inc. are in turn wholly-owned subsidiaries of TSLC III, Inc.1  TSLC VI,
Inc. held all intellectual  property associated with the products of the Debtors.  TSLC VII,  Inc. held all royalty and licensing agreements associated with the Debtors' products.

(B)      Business of the Debtors

1.       In General.

         Prior to the  closing  of the sale to the  Purchaser  TSLC and its  subsidiaries  designed,  sourced,  and marketed  high-quality  casual and  dress-casual  pants,  shorts,  denim jeans,  and woven and knit shirts for men, women,  and boys.  For the  fiscal  year ended  October 2, 2004,  the  Debtors'  sales mix was as  follows:  casual pants, 42%; dress-casual pants, 30%; shorts, 11%; denim, 11%; shirts, 3%; and women's, boys and other, 3%.

         Debtor owned brands included Savane(R)and Farah(R),  Flyers(R), The Original Khaki Co.(R),  Bay to Bay(R),
Two Pepper(R),  Royal Palm(R),  Banana Joe(R),  and Authentic  Chino  Casuals(R).  Licensed   brands  include  Bill
Blass(R)and Van Heusen(R).  TSIC also sourced and sold national private brands directly to retailers.

         The Debtors  marketed  their  products  through all major apparel  retail  channels  including  department stores,  discounters and mass merchants,  wholesale clubs,  national chains,  specialty stores,  catalog retailers, and via the  internet.  In their  fiscal year ending  2004,  the  Debtors'  largest  customers by sales volume were
Wal-Mart and Sam's Club.

         The following table sets forth net sales by brand category for fiscal year 2004:

         Retailer Private Brands                     48%

         Savane(R)                                   21%

         Farah(R)                                    19%

         Other Owned Brands                          9%

         Licensed Brands                             3%

         The  Debtors'  product  line  focused  on basic,  recurring  apparel  styles  with  innovative  design and
fabrication  features  that  address  consumer  preferences  for  styling,   performance  and  value.  The  Debtors
distinguished  their products by providing  major retailers with  comprehensive  brand  management  programs and by using  advanced  technology to provide  retailers  with  customer,  product and market  analyses,  apparel  design, merchandising consulting, and inventory forecasting.

         The Debtors relied on manufacturing in the Dominican Republic, Honduras,  Colombia,  Nicaragua, and Mexico
for about 75% of their  production.  The  majority  of the  Debtors'  product  was  manufactured  in the  Dominican
Republic.

         As of the  Petition  Date,  the Debtors had  approximately  600  employees,  located  primarily  in Tampa,
Florida,  and Santa Teresa,  New Mexico.  On  December 30,  2004, the Debtors closed the  distribution  facility in
Santa Teresa, New Mexico and moved all distribution functions to their facility in Tampa, Florida.

2.       Pre-Petition Capital Structure.

a.       Pre-Petition Debt

         On  June  17,  2004,  each  of the  Debtors  entered  into a Loan  and  Security  Agreement  with  The CIT
Group/Commercial  Services,  Inc., as Agent for the lenders under the Loan and Security  Agreement (the "Lenders"), providing for a revolving line of credit in a maximum  principal amount of $60 million (the  "Pre-Petition  Loan").
The Pre-Petition  Loan included a letter of credit facility for up to $30 million in documentary  letters of credit and up to $10  million in standby  letters of credit,  in each case used by the Debtors in the  ordinary  course of their business.  The  Pre-Petition  Loan refinanced a similar line of credit issued by Fleet Bank, which remained a
Lender  under the  Pre-Petition  Loan.  The  Pre-Petition  Loan was  secured  by  substantially  all  assets of the
Debtors,  including  without  limitation,  all real property,  personal property  including  inventory and accounts receivable, and all intellectual property of the Debtors.

         In connection  with the  Pre-Petition  Loan, the Debtors  executed  lock-box  agreements with the Lenders, pursuant  to which  substantially  all of the  Debtors'  cash was used to reduce  the  outstanding  balance  of the
Pre-Petition  Loan,  and the  Debtors  drew on the  Pre-Petition  Loan for  payment of all of their  expenses.  The
Debtors maintained minimal cash balances on a day to day basis.

         As of the Petition  Date, the amount  outstanding  under the  Pre-Petition  Loan was  approximately  $20.9 million,  plus approximately  $16.9 million in outstanding letter of credit  obligations.  The Debtors believe that the Pre-Petition Loan was substantially over-secured.

         TSLC I and its  Affiliated  Entities  entered into an Amended and  Restated  Credit  Approved  Receivables
Purchasing  Agreement,  dated November 1, 2003 (as amended, the "CARPA"),  with The CIT Group/Commercial  Services,
Inc. (in such  capacity,  "CIT"),  subject to that certain  Assignment  Agreement  For Proceeds Of Credit  Approved
Receivables  Purchase  Agreement,  dated June 17,  2004,  by TSLC in favor of the Lender (the "CARPA  Assignment").
The CARPA  provides  for the  purchase  by CIT of accounts  receivable  of the  Debtors as  designated  by TSIC and approved by CIT for such  purchase.  TSLC  assigned  its rights to receive  payment from CIT under the CARPA to the
Lender under the CARPA  Assignment,  as further  security for the  Pre-Petition  Loan.  The CARPA was beneficial to the Debtors  because the Debtors  could borrow under the proposed DIP  Financing  Agreement  against such  accounts receivable  purchased  by CIT up to 90% of the face value  thereof,  rather than 85% as provided  for  accounts not purchased by CIT.

b.       Bond Issue

         On June 24,  1998,  TSLC I,  as Issuer,  and  TSLC III,  TSLC IV,  and TSLC V,  as  Subsidiary  Guarantors
(together,  the "Bond  Obligors"),  entered into an Indenture  with SunTrust Bank,  Atlanta,  now known as SunTrust
Bank, as indenture trustee (in such capacity,  THE "Indenture Trustee").  Pursuant to the Indenture,  TSLC I issued
$100 million in 11% Senior  Subordinated  Notes (the "Bonds").  The Bond Obligors agreed to make bi-annual payments of  interest,  on December  15 and June 15 of each year,  and to pay the  principal  amount of the Bonds in full on
June 15, 2008. The Bond Obligors  remained  current on payment of interest  through June 15, 2004, but did not make the  interest  payment due on December  15, 2004 in the amount of $5.5  million.  Consequently,  as of the Petition
Date the Bonds remain  outstanding in the amount of approximately  $105.5 million,  including  unpaid  pre-petition interest.  The Bonds are not secured by any assets of the Debtors.

3.       Certain Material Claims

a.       Critical Vendor Claims

         In the early days of these Chapter 11 Cases,  the Debtors filed a Motion to Pay Certain  Critical  Vendors
(the "CV  Motion"),  namely Galey & Lord,  Burlington  and Avondale  ("Critical  Vendors").  In the CV Motion,  the
Debtors  sought  authority  to pay the  Critical  Vendors  100% of their  pre-petition  claims.  The  Debtors  were compelled  to seek the relief  requested  in the CV Motion when the  Critical  Vendors made it clear they would not continue  to ship to the  Debtors  unless  they were  given  "critical  vendor"  status.  Without  fabric  from the
Critical  Vendors,  the Debtors  business  would have  declined to such a level as create a Material  Adverse Event under the Asset Purchase Agreement with PEI which would allow PEI to terminate the Asset Purchase Agreement.

         The Debtors,  the Critical  Vendors and the Committee  ultimately  reached an agreement  with the Critical
Vendors which  agreement is embodied in the Memorandum  Decision and Order on Motion of Debtors for Order Approving
Payment of Critical  Vendors for Order  Approving  Payment of  Critical  Vendors and Amended  Motion of Debtors for
Order Approving  Payment of Critical  Vendors - Emergency  Hearing  Requested (the "CV Order").  Under the CV Order
the Debtors are  authorized to pay to the Critical  Vendors 77% of their allowed  Unsecured  Claims and 100% of any valid reclamation claim.

b.       Reclamation Claims

         Five  vendors  made  reclamation  demands  in these  Chapter 11  Cases.  These  vendors  are Galey & Lord,
Avondale  Mills,  Inc.,  Burlington  Worldwide,  Milliken Co., and Eastern Shores  Printing and A&D Woven Label Co.
Pursuant to the Order Granting Debtors' Motion for Order Under 11 U.S.C.ss.105(A) for Order  Authorizing  Debtor to
Pay Critical  Vendors in the Ordinary  Course of Business dated  January 28,  2005, the Debtors were  authorized to pay to Burlington,  Avondale,  and Galey & Lord 100% of any valid reclamation  claim. The reclamation claims of the two remaining vendors total  approximately  $46,900.00.  The Debtors continue to analyze the remaining  reclamation claims.

c.       Worker's Compensation - Letters of Credit

         During  certain  periods  prior to the  Petition  Date,  the Debtors  were  insured with regard to workers compensation  claims  through St. Paul Fire and Georgia  Self-Insurers.  As of the Petition  Date,  the Debtors had
outstanding  standby  letters of credit issued by CIT, as Agent,  in the aggregate  amount of $710,000.00 to secure payment of ongoing and potential  workers  compensation  claims.  The standby letters of credit remain  outstanding and may be drawn by St. Paul Fire and Georgia  Self-Insurers  according  to their terms.  The Debtors  believe that the standby  letters of credit will be  sufficient  to cover any and all workers  compensation  claims  against the
Debtors for periods during which the Debtors were insured.  On February 26, 2005,  the Debtors  deposited with CIT, as Agent,  the amount of $745,500 as cash collateral to secure the standby letters of credit.  Consequently,  draws on standby  letters of credit should not have any  additional  impact on  Distributions  under the Plan, as CIT, as
Agent, already holds sufficient cash collateral to cover such draws.

d.       Customs Bond

         Prior to the Petition Date, in light of the substantial  international  import business  necessary for the day-to-day  operation of the Debtors,  the United States Customs Service  required the Debtors to acquire a Customs
Bond in the amount of  $5,300,000.00.  The Debtors  obtained  the Customs  Bond from the  Customs  Bond Agent,  and secured  the  Customs  Bond with a standby  letter of credit in the amount of  $5,300,000.00  issued  under the DIP
Facility.  During the Chapter 11 Cases,  because the letter of credit  securing  the Customs Bond was due to expire and was not  replaced,  the  Customs  Bond  Agent  drew the full  amount  available  under the  letter  of  credit.
Consequently,  as of the date of this  Disclosure  Statement,  the Customs  Bond Agent holds Cash of the Debtors in the amount of  $5,300,000.00.  Under the Plan,  the Customs  Bond Agent will be  authorized  to use the Cash of the
Debtors in its possession to pay the Debtors'  obligations  under the Customs Bond, if any, and will be required to return any remaining cash to the Liquidating Trustee.

e.       The CBA with TSLC III, Inc. and PBGC Claims

         TSLC III, Inc.,  f/k/a Savane  International  Corp.,  as employer,  is a party to a collective  bargaining agreement  ("CBA") with the Union of  Needlestrades,  Industrial and Textile  Employees,  AFL-CIO,  CLC,  Southwest
Regional  Board  ("Union").  The employees  covered by the this  agreement  are certain of the  employees  formerly employed at the  distribution  center in Santa Teresa,  New Mexico.  On or about  December 7, 2004, a Memorandum of
Understanding  ("MOU") was executed in connection with the anticipated  closing of the distribution center in Santa
Teresa.  The MOU provides for  severance pay to  approximately  88 employees who were to be laid off as a result of the closing.  The MOU further  provides for grievance  settlement and payment of accrued  vacation upon the closing of the Santa Teresa  distribution  center.  A proof of claim has been filed on behalf of the  employees  covered by the CBA, seeking an unsecured priority claim for the amounts due under the MOU.

         The employees covered by the CBA are also participants in the Savane  International Corp.  Bargaining Unit
Pension Plan (the "Savane Plan").  The Debtors  records  indicate that on a termination  basis,  the Savane Plan is underfunded.

         PBGC  is  a  wholly-owned  United  States  government   corporation  that  administers  the  pension  plan
termination  insurance  program under Title IV of the Employee  Retirement  Income  Security Act of 1974 ('ERISA").
29 U.S.C.ss.ss.1301-1461.  PBGC  guarantees the payment of certain  pension  benefits to  participants  of a covered plan upon its  termination.  PBGC  thereupon  asserts  claims for joint and several  liability  against the pension plan's sponsor and each member of the sponsor's  controlled  group. In particular,  PBGC asserts claims for (i) the plan's  unfunded  benefit  liabilities,  (ii) any  unpaid  contributions  to the plan,  and (iii) any  unpaid  PBGC premiums.  A covered plan may be terminated  only if the Debtors  initiate  termination  under 29 U.S.C.ss.1341, or if PBGC initiates termination under 29 U.S.C.ss.1341, or if PGBC initiates termination under 29 U.S.C.ss.1342.

         The Savane  Plan is  covered by Title IV of ERISA.  As the Savane  Plan is  underfunded  on a  termination basis,  the Debtors  anticipate  that the PBGC will  terminate the Savane Plan.  PBGC has informed the Debtors that it expects to assert joint and several claims against (i) the Savane Plan's sponsor,  TSLC III,  Inc., (ii) each of the other  Debtors,  and (iii) any other  members  of  TSLC III,  Inc.'s  controlled  group.  Based on  preliminary
information,   PBGC  estimates  the  unfunded   benefit   liabilities  of  the  Savane  Plan  to  be  approximately
$5,420,400.00.  Any claims asserted by PBGC will be treated by the Debtors as Unsecured Claims.

f.       Shareholder Litigation

         On September  16, 2003 and October 3, 2003,  two  purported  class-action  complaints  were filed  against
TSLC, Inc.,  Michael Kagan, and William W. Compton,  N. Larry McPherson and Christopher B. Munday,  former officers of TSIC. The cases have been  consolidated and an amended  complaint (the  "Complaint")  filed adding the Company's directors,  Eloy S.  Vallina-Laguera,  Charles J. Smith, Leslie J. Gillock,  Martin W. Pius, Benito Bucay, and Eloy
Vallina-Garza as named defendants.

         The Complaint  alleges,  among other  things,  that TSLC made  material  misrepresentations  and omissions regarding  TSIC's future revenues,  growth,  and  expenditures,  and further allege sales of TSIC stock by officers and  directors of TSIC.  The  Complaint  alleges  that the  defendants  violated  Section  10(b) of the  Securities
Exchange Act of 1934 (the  "Exchange  Act") and Rule I Ob-5  thereunder by making untrue  statements or omitting to state  material  facts in  connection  with  purchases  of TSIC common  stock by the  plaintiffs  and others in the purported class from April 17, 2002 to January 20, 2003,  that defendants  Kagan,  Compton,  McPherson,  and Munday violated  Section  20(a) of the  Exchange  Act  through  the same  conduct  by  virtue  of  their  allegedly  being
"controlling  persons" of TSIC and asserts  claims under Section ii and Section 15 of the Securities Act of 1933 on
behalf of all purchasers of the Company's  stock in the secondary  offering in June 2002. The complaints  generally seek,  among  other  things,  certification  as a class and an award of  damages in an amount to be  determined  at trial.

         TSLC has not yet filed an answer to the  Complaint.  TSLC,  and the other  defendants,  have filed Motions to  dismiss.  On August 31,  2004,  the  plaintiffs  dismissed  all  claims,  with  prejudice,  against  defendants
Vallina-Laguera, Vallina-Garza, Smith, Gillock, Bucay, Pitts, Merrill Lynch, Wells Fargo, and PEG Dam Rauscher.

         The plaintiffs  responded to the Motions to Dismiss filed by the remaining  defendants,  who  subsequently filed a reply brief.  The Motions to Dismiss were denied by Order dated April 4, 2005.

         Discovery  in this action has not yet  commenced.  The action  against  TSLC is also stayed based upon the bankruptcy filing.

         The plaintiffs filed a Proof of Claim in the TSLC I case asserting a claim of  $113,128,641.00  based upon the allegations set forth in the Complaint.

         The claims raised in the Complaint are treated in the Plan as Class 4 Subordinated Claims.

4.       Capital Expenditures

         The only capital  expenditures  made by the Debtors  during the year prior to the Petition Date were those necessary to maintain the business.

III.     THE CHAPTER 11 CASE
(A)      Events Leading to the Chapter 11 Filing

         Certain  unanticipated  events had an adverse  effect on the  Debtors and led to the filing of the Chapter
11 Cases.  In Fiscal Year 2002, the Debtors began  consolidation  of the  administrative  and cutting  functions of their Savane  Division in El Paso,  Texas,  into the Debtors'  Tampa,  Florida  facility.  The Debtors  experienced delays in relocating the El Paso cutting  functions to Tampa and the Dominican  Republic.  Production delays pushed back delivery of product to customers, which in turn resulted in the loss of "shelf-space" at some retailers.

         At the same time,  in Fiscal Year 2003,  the Debtors'  inventories  grew,  requiring the Debtors to reduce pricing on higher than normal levels of excess  inventories,  in turn reducing the average  selling price and gross margins.  During the first half of fiscal year 2004, the Debtors continued to sell discounted inventory.

         In addition,  in recent years the Debtors'  competitors  shifted to full package  assembly  from North and
Central  America  to Asia where  fabric,  trim and  assembly  costs are lower than the  services  available  to the
Debtors under their  current  arrangements.  The Debtors  suffered a competitive  disadvantage  to producers  using
Asian garment  assembly and  consequently  suffered  declining  market share.  In addition,  exchange rates between the  United  States  and the  Dominican  Republic  declined  in the  months  prior to the  Petition  Date,  thereby increasing the Debtors' production costs.

         Since August,  2003, the Debtors'  current  management  worked to restore the Debtors to  profitability by selling  non-essential  assets and by reducing  operating costs. The Debtors sold their South Pacific division,  an office  building in Tampa,  Florida,  a cutting  facility in Tampa,  Florida,  and  subleased an El Paso  facility.
Corporate  aircraft  leases were  terminated.  The  Debtors  sold the Duck Head trade name and closed the Duck Head retail outlet  business.  All cutting  operations  were  transferred  off-shore.  For fiscal year 2004, the Debtors reduced operating expenses by approximately $18.7 million.

         Unfortunately,  for fiscal  year 2004 the  Debtors  continued  to post  negative  earnings  before  taxes, insurance and debt service.  The Debtors' net sales were  $463,877,000 in fiscal year 2002,  $386,723,000 in fiscal year  2003,  and  $310,717,000  in fiscal  year 2004.  Due in large  part to the  problems  referenced  above,  and consolidation  of national  retailers,  the  Debtors'  net sales did not meet  projections.  The  Debtors  could no longer service their $100,000,000 bond debt and defaulted on the interest payment due December 15, 2004.

         Having  reduced  operating  expense to the  extent  reasonably  possible  but still  unable to  generate a positive cash flow, the Debtors  determined  that their business could operate  profitably only as part of a larger apparel  manufacturer  that  could use the  Debtors'  market  share to  achieve  economies  of scale.  The  Debtors concluded  that a sale of their  business as a going concern would achieve the highest  return for their  investors and creditors.

(B)      The Chapter 11 Filing

         On  December 16,  2004,  the Debtors  each filed a  voluntary  Chapter 11  petition  in the United  States
Bankruptcy  Court for the Middle  District of Florida.  On the  Petition  Date,  the Debtors also filed a motion to sell  substantially  all of their  assets to the  Purchaser  in  accordance  with the  terms of the Asset  Purchase
Agreement.  The Asset  Purchase  Agreement  required the Debtors to file a petition for relief  within two (2) days of the  execution of the Asset  Purchase  Agreement and further  required that the sale of the Purchased  Assets be accomplished  pursuant  to 11 U.S.C.ss. 363.  Since the  Petition  Date,  the  Debtors  have  been  managing  their properties  and operating  their  business as  debtors-in-possession  pursuant to 11 U.S.C.ss.ss.1107 and 1108.  The
Debtors are authorized to operate in the ordinary  course of business.  Transactions  out of the ordinary course of business have  required  Bankruptcy  Court  approval.  No trustee or examiner has been  appointed in the Chapter 11
Cases.

(C)      Professionals Retained by the Debtors

         Prior to the  commencement  of the  Chapter  11 cases,  the  Debtors  retained  the law firm of Akerman to represent the Debtors as their general  bankruptcy  counsel.  On January 13, 2005, the Bankruptcy  Court entered an order  approving  the  employment of Akerman as general  bankruptcy  counsel.  The  retention  order on Akerman was approved nunc pro tunc to the Petition Date.

         The Debtors  employed  Alvarez & Marsal as their  financial  advisors.  On March 8, 2005,  the  Bankruptcy
Court entered an amended  order  approving the  employment  of Alvarez & Marsal.  The retention  order on Alvarez &
Marsal was approved nunc pro tunc to the Petition Date.

         The  Debtors  employed  the  accounting  firm of Ernst & Young to  assist  in  auditing  and tax  advisory services.  The retention order on Ernst & Young was approved nunc pro tunc to February 28, 2005.

         The  Debtors  retained  several  other  professionals  to  assist  the  Debtors  with  regard  to  certain specialized matters.  These professionals and their specialty are as follows:

         Alston & Bird,  LLP:  This law firm was  retained as special  counsel to assist the Debtors in  employment and labor law issues. The retention order on Alston & Bird was entered on January 13, 2005.

         Baker & McKenzie  Abogados,  SC: This law firm was retained as special  counsel to assist the Debtors with regard to Mexican  legal  issues.  The  retention  order was entered on January  13,  2005.  The Debtors  have also sought an order expanding the services  provided by Baker & McKenzie  Abogados in order to have the firm handle the refund of certain  value  added  taxes in Mexico.  The motion  seeking to expand the  services  of Baker & McKenzie
Abogados has not been approved as of this date. If approved by the  Bankruptcy  Court,  Baker & McKenzie  Abogados'
services on the value added tax refund engagement will be paid on a contingency fee basis.

         Baker & McKenzie,  LLP:  This law firm was  approved as special  counsel to assist the Debtors with regard to foreign tax issues.  The  Bankruptcy  Court  approved  the  application  at a hearing on March 9, 2005,  but the retention order on Baker & McKenzie has not been entered as of this date.

         The Debtors  filed a motion  seeking  approval to employ and pay  ordinary  course  professionals  without having to file  retention  applications.  Pursuant  to the  terms of the  February 23,  2005  Order  approving  the motion to employ  and pay the  ordinary  course  professionals,  the  Debtors  are  authorized  to pay the  monthly invoices in full of any  professional  listed on the schedule filed with the Bankruptcy Court provided the fees and expenses do not exceed  $75,000.00 per month for all ordinary course  professionals or $5,000.00 per month for each professional.  The Debtors must periodically file Statements with the Bankruptcy Court for these professionals.

(D)      Appointment of Creditors' Committee and its Professionals

         The Office of the United  States  Trustee  formed the  Official  Committee  of  Unsecured  Creditors  (the
"Committee").  The  Committee  retained  Stroock & Stroock & Lavan LLP and  Fowler  White  Boggs  Banker  P.A.,  as
co-counsel to the Committee.  In addition,  the Committee sought and obtained the Bankruptcy Court's  authorization to employ Houlihan Lokey Howard & Zukin as its financial advisors.

         Under the Bankruptcy Code, the reasonable fees and expenses  incurred by any  Professionals  duly retained by the Committee are treated as Administrative Claims.

(E)      Post-Petition Financing

         On the  Petition  Date,  the  Debtors  filed  a  Motion  for  Interim  and  Final  Orders  (A) Authorizing
Debtors-In-Possession  to Obtain Post-Petition  Financing and Accord  Superpriority  Status, (B) Authorizing Use of
Cash Collateral and Affording Adequate Protection,  (C) Approving Assumption Of Executory Contract,  (D) Scheduling
Final Hearing to Consider  Final  Post-Petition  Financing and Use of Cash  Collateral,  (E)  Prescribing  Form and
Manner  of Notice  Therefore  and (F)  Granting  Related  Relief,  (the  "Financing  Motion").  To  secure  the DIP
Financing  Obligations,  the DIP Lender received a first priority  security  interest in all assets of the Debtors, including  without  limitation,  inventory  and cash.  The initial  hearing on the  Financing  Motion took place on
December 17,  2004,  which  resulted  in the  entry of an  Interim  Order (i)  Authorizing  the  Debtors  to Obtain
Post-Petition  Financing From the CIT Group/Commercial  Services,  Inc., As Agent and Lender,  Pursuant toss. 364 of the  Bankruptcy  Code,  (ii)  Granting  Liens and  Superpriority  Claims,  (iii)  Granting  Adequate  Protection to
Pre-Petition  Secured  Lenders,  (iv)  Authorizing the Use of Cash  Collateral  Pursuant toss. 363 of the Bankruptcy
Code, (v) Modifying the Automatic Stay, (vi)  Authorizing  the Assumption of Credit Approved  Receivables  Purchase
Agreement  Pursuant toss. 365 of the Bankruptcy  Code,  (vii)  Scheduling a Final Hearing on the Debtors'  Motion to
Incur Such  Financing  on a Permanent  Basis,  and (viii)  Approving  the Form and Method of Notice  Thereof  dated
December 21,  2004,  authorizing  the Debtors to enter into the  post-petition  financing  agreement  on an interim basis.  A subsequent  hearing was held and on  January 13,  2005,  at which time the  Bankruptcy  Court entered the final  Financing Order (A) Authorizing  Borrowing with Priority Over  Administrative  Expenses and Secured by Liens
on  Property  of the  Estate  Pursuant  to  Section  364 (c) of the  Bankruptcy  Code and (B) to  Provide  Adequate
Protection in Connection Therewith authorizing the DIP Financing.

(F)      Key Employee Retention Program

         On  December 23,  2004,  the Debtors  filed  their  Motion for Entry of Order  Authorizing  the Debtors to
Implement and Honor a Key Employee  Retention  Program - Emergency  Hearing  Requested  (the "KERP "). In the KERP,
the Debtors  sought the  authority  to  implement a retention  program (the  "Retention  Program")  for certain key employees  of the Debtors.  The purpose of the  Retention  Program was to insure that key  employees of the Debtors would continue to provide  essential  management and other necessary  services to the Debtors during the Chapter 11 cases, and in some cases,  through a transition  period and to stem the attrition which could negatively impact the
Debtors'  operations.  By Order dated January 21,  2005, the Court approved the KERP (the "KERP Order").  Under the terms of the KERP  Order,  the  Debtors  were  authorized  to  establish  and  implement  the KERP on the terms and conditions  set forth in the motion,  as modified by the KERP Order.  Under the KERP, the Debtors are authorized to pay a maximum of  $3,200,000.00,  plus  certain  monies to the CEO and  President  based upon the  proceeds  of the
Sale.  As of this date, Debtors estimate the actual payout under the KERP will be approximately $2,675,000.00.

(G)      Sale of Purchased Assets to Perry Ellis International, Inc.

         On December 16,  2004, the Debtors and the Purchaser entered into an Asset Purchase  Agreement.  The Asset
Purchase  Agreement  provided  for the sale of  substantially  all the assets of the Debtors to the  Purchaser  and required the Debtors to each file  petitions  for relief under Chapter 11 of the  Bankruptcy  Code and required the
Debtors to file a motion to sell the Purchased Assets through a sale under 11 U.S.C.ss.363.

         On  December 17,  2004, the Debtors filed the their Motion For Order  Approving (i) Sale of Certain of the
Debtors'  Assets Free and Clear of Liens,  Claims and  Encumbrances,  (ii)  Assumption  and  Assignment  of Certain
Executory  Contracts and  Unexpired  Leases,  and (iii)  Exemption of Sale From Stamp or Similar  Taxes,  Expedited
Hearing  Requested  (the "Sale  Motion")  seeking to sell the  Purchased  Assets to the  Purchaser on the terms and conditions set forth in the Asset Purchase  Agreement.  At the  preliminary  hearing on January 12,  2005 the Court approved the bidding procedures portion of the Sale Motion.

         An  auction  was  held on  February 10,  2005  and as no  Qualified  Overbid  was  submitted  prior to the deadline,  the Purchaser was the successful  bidder.  The sale was approved by final order entered on  February 10,
2005 and the closing of the sale took place on February 26, 2005.

         In  connection  with  the  sale of the  Purchased  Assets  to the  Purchaser,  under  the  Asset  Purchase
Agreement,  the Debtors and the Purchaser  established two escrow accounts:  an adjustment  escrow in the amount of
$3,825,000 to cover certain purchase price  adjustments  under the Asset Purchase  Agreement  reflecting  potential changes in value of the Debtors'  current  assets  between the Petition Date and the closing date of the sale,  and an indemnity escrow in the amount of $3,900,000 to cover certain  indemnification  obligations of the Debtors under the Asset  Purchase  Agreement.  Both escrows are held by Colonial Bank under an escrow  agreement  dated  December
16, 2004. The adjustment  escrow is to be held pending  determining  of any purchase  price  adjustments  under the
Asset  Purchase  Agreement;  such  determination  is expected to be  completed  prior to the  Effective  Date.  The indemnification  escrow is to be held for up to one year following the closing of the sale to the Purchaser  (i.e., through  February 26, 2006).  The Purchaser  believes that the purchase price  adjustment  under the Asset Purchase
Agreement  is a price  reduction  of  $10,405,000,  an amount  that  exceeds  the  amounts  held  under the  Escrow
Agreement.  The Debtors do not agree with the purchase  price  adjustment  claimed by the Purchaser and the parties continue to negotiate  the amount of the  purchase  price  adjustment,  in  accordance  with the terms of the Asset
Purchase  Agreement.  The Asset Purchase  Agreement and all documents executed in connection with or in furtherance thereof, will remain binding on the Debtors' Estates and the Liquidating Trust after the Effective Date.

(H)      Executory Contracts and Unexpired Leases

1.       Assumption/Rejection Deadline.

         On February 26,  2005, the majority of Debtors'  executory  contracts and unexpired leases were assumed by
Purchaser.  Those  contracts  assumed by  Purchaser  that were in default have been or will be cured by the Debtors or  Purchaser.  Any executory  contract or unexpired  lease not  specifically  assumed by Purchaser or addressed in this Plan or specifically  rejected  pursuant to  authorization by the Court or operation of the Code, on or before
Effective  Date,  shall be deemed to be rejected.  Article  IV(E) of this  Disclosure  Statement and Article VII of the Plan provide  additional  information  about the  assumption  and  rejection  of the  executory  contracts  and unexpired  leases and of the filing of claims for damages  arising from the rejection of any of such  contracts and leases.

IV.      THE PLAN
         The Debtors  believe  that,  through  the Plan,  Holders of Allowed  Claims  will  obtain a  substantially greater  recovery  from the  Debtors'  Estates  than the  recovery  which would be  available  if the assets of the
Debtors were liquidated and the proceeds  therefrom  distributed  under Chapter 7 of the Bankruptcy  Code. The Plan is annexed hereto as Exhibit "A" and forms a part of this Disclosure  Statement.  The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan.

         THE FOLLOWING IS A SUMMARY OF THE MATTERS  ANTICIPATED TO OCCUR EITHER  PURSUANT TO OR IN CONNECTION  WITH
CONFIRMATION OF THE PLAN.  THIS SUMMARY ONLY  HIGHLIGHTS SOME OF THE SUBSTANTIVE  PROVISIONS OF THE PLAN AND IS NOT
INTENDED TO BE A COMPLETE DESCRIPTION OR A SUBSTITUTE FOR A FULL AND COMPLETE READING OF THE PLAN.

(A)      Overview

         The Plan is a plan of  liquidation  under  Chapter  11 of the  Bankruptcy  Code,  and is  proposed  by the
Debtors.

(B)      Unclassified Claims

1.       Administrative Claims.

         Administrative  Claims  are  Unimpaired  under  the Plan.  Unless  otherwise  provided  for under the Plan pursuant  to Section  3.02,  each  Holder of an Allowed  Administrative  Claim will  receive,  at the option of the
Debtors or the  Liquidating  Trustee,  either:  (a) Cash  payment,  in an amount equal to the unpaid  amount of the
Allowed  Administrative  Claim, on or as soon as reasonably  practicable after the later of (i) the Effective Date,
(ii) the date  that is ten (10)  Business  Days  following  the date on which  such  Administrative  Claim  becomes
Allowed,  after entry of a Final  Order,  or (iii) a date agreed to by the Debtors or the  Liquidating  Trustee and the Holder of such  Administrative  Claim; or (b) such other treatment on such other terms and conditions as may be agreed  upon in writing  by the Holder of such Claim and,  if prior to the  Effective  Date,  the  Debtors  and the
Committee,  or if on or after the Effective Date the Liquidating  Trustee,  or as the Bankruptcy  Court has ordered or may order;  provided,  however,  that Allowed  Administrative  Claims  representing  (a)  liabilities,  accounts payable or other Claims,  liabilities  or  obligations  incurred in the ordinary  course of business of the Debtors consistent  with past  practices  subsequent to the Petition Date, and (b)  contractual  liabilities  arising under unsecured loans,  credit  arrangements or for product or services advanced to the Debtors,  whether or not incurred in the ordinary  course of business of the Debtors  subsequent to the Petition Date,  shall be paid or performed by the  Debtors  or, if after the  Effective  Date,  by the  Liquidation  Trustee,  in  accordance  with the terms and conditions of the particular transaction(s) relating to such liabilities and any agreements relating thereto.

         Compliance  with the  obligations  under this  section  by the  Debtors or the  Liquidating  Trustee  with respect to any Allowed  Administrative  Claim shall be in full satisfaction,  settlement,  release,  extinguishment and  discharge  of the  Allowed  Administrative  Claim and the  Holder of such  Claim  will be  forever  barred and estopped  from  asserting  such Claim in any manner  against  the  Debtors and their  Properties  and  assets.  All payments  and  treatment  under this  section  will be made in  accordance  with the  priority  provided  under the
Bankruptcy Code, or as may be otherwise ordered by the Bankruptcy Court.

2.       Indenture Trustee Fees.

         Pursuant to Section 3.03 of the Plan and the Indenture,  all Indenture  Trustee Fees shall be paid in Cash on the Effective Date by the Debtors as  Administrative  Claims,  without the need for  application to, or approval of, the Bankruptcy  Court.  The Indenture  Trustee's  Charging Lien will be discharged  solely upon payment in full of the  Indenture  Trustee  Fees.  Nothing  herein shall be deemed to impair,  waive or discharge the Charging Lien for any fees and expenses that are not paid.

         To the extent that the Indenture Trustee provides  services related to distributions  pursuant to the Plan
(including,  but not limited to, the services  referenced in Section 6.02 of the Plan), the Indenture  Trustee will receive from the Debtors or the Liquidating Trustee,  without further court approval,  reasonable  compensation for such services and reimbursement of reasonable expenses,  including,  but not limited to, reasonable attorneys' fees and  expenses,  incurred in connection  with such  services.  These  payments will be made on terms agreed to among the Indenture Trustee and the Debtors or the Liquidating Trustee.

3.       Priority Tax Claims.

         Priority  Tax  Claims  are  Unimpaired.  Each  Holder of an  Allowed  Priority  Tax Claim  shall  receive, pursuant to Section 3.04 of the Plan, (a) at the option of the Debtors or the  Liquidating  Trustee,  Cash payment, in an  amount  equal  to the  unpaid  amount  of the  Allowed  Priority  Tax  Claim,  on or as soon  as  reasonably practicable  after the latest of (i) the  Effective  Date,  (ii) the date that is ten (10)  Business Days after the date on which such Claim  becomes an Allowed  Priority  Tax Claim,  after entry of a Final  Order,  or (iii) a date agreed to by the  Debtors or the  Liquidating  Trustee  and the Holder of such  Priority  Tax Claim;  or such other treatment on such other terms and  conditions  as may be agreed upon in writing by the Holder of such Claim and the
Debtors,  if prior to the Effective Date or the  Liquidating  Trustee,  if after the Effective  Date, or (b) as the
Bankruptcy  Court has ordered or may order.  The Debtors  anticipate there will be no Priority Tax Claims remaining on the Effective Date.

(C)      Designation and Treatment of Claims and Interests

1.       Class 1- Priority Non-Tax Claims.

         Allowed Priority Non-Tax Claims shall be treated as follows:

                           Class 1 Claims  are  Unimpaired.  Each  Holder  of an  Allowed  Class  1.1  Claim  shall receive,  (a) at the  option of the  Debtors or the  Liquidating  Trustee,  either  Cash payment,  as  provided  in Section  3.05 of the Plan,  in an amount  equal to the unpaid amount of the Allowed Class 1 Claim, on or as soon as reasonably  practicable  after the later of: (i) the  Effective  Date,  (ii) the date that is ten (10)  Business Days after the date on which such Claim  becomes an Allowed  Class 1 Claim  after  entry of a Final
                           Order,  or (iii) a date  agreed to by the  Debtors or the  Liquidating  Trustee  and the
                           Holder  of such  Class 1  Claim;  or such  other  treatment  on  such  other  terms  and conditions  as may be  agreed  upon in  writing  by the  Holder  of such  Claim  and the
                           Debtors,  if  prior to the  Effective  Date or the  Liquidating  Trustee,  if after  the
                           Effective  Date, or (b) as the  Bankruptcy  Court has ordered or may order.  The Debtors anticipate there will be no Class 1 Claims remaining on the Effective Date.

2.       Secured Claims.

         Allowed Secured Claims shall be treated as follows:

a.       Class  2.1  (CIT,  as Agent  under  the DIP  Facility).  Class 2.1  Claims  are  Unimpaired.  Prior to the
                           Effective  Date,  CIT,  as  Agent,   has  received  Cash  equal  to  all  DIP  Financing
                           Obligations.  Upon the  termination  or  reimbursement  in full of all letters of credit issued  under  the DIP  Facility,  CIT,  as  Agent,  shall  return  any  remaining  Cash
                           Collateral  payable  to the  Debtors  to the  Liquidating  Trustee  for  deposit  in the
                           Liquidating  Trust.  As of  the  Closing  Date,  CIT,  as  Agent,  has no  Liens  on any
                           Property  of the  Debtors  other than Cash  Collateral  held by CIT,  as Agent,  for the letters of  credit.  Satisfaction  of the DIP  Financing  Obligations  by payment on the
                           Closing  Date  is  in  full  satisfaction,   settlement,   release,  extinguishment  and
                           discharge of the Allowed  Class 2.1 Claims and CIT, as Agent,  shall be forever  barred, expunged  and  estopped  from  asserting  such Claim in any manner  against the Debtors, their Properties or their assets.

                           Satisfaction  of the DIP  Financing  Obligations  by payment on the  Closing  Date is in full  satisfaction,  settlement,  release,  extinguishment  and discharge of the Allowed
                           Class 2.1 Claim and CIT, as Agent will be forever  barred,  expunged and  estopped  from asserting such Claim in any manner against the Debtors, and its properties and assets.

b.       Class 2.2 (Customs  Bond  Agent).  Class 2.2 Claims are  Unimpaired.  The Customs Bond Agent holds Cash of the Debtors in the amount of  $5,300,000.00.  In full  satisfaction  of the  obligations of the Debtors to the Customs Bond Agent in  connection  with the Customs  Bond,  on and after the  Effective  Date the Customs Bond Agent shall be  authorized to apply the Cash of the  Debtors in its  possession  to any and all  amounts  owing to the  Customs  Bond
                           Agent under the terms of the Customs Bond,  provided,  however,  upon the termination or satisfaction  in full of all  obligations  of the Debtors to the United  States  Customs
                           Service  and the  payment of all  amounts  payable on account of the  Debtors  under the
                           Customs  Bond,  the  remainder of any Cash of the Debtors held by the Customs Bond Agent shall be  delivered to the  Liquidating  Trustee for deposit in the  Liquidating  Trust.
                           As of the  Effective  Date,  the Customs  Bond Agent shall have no Liens on any Property of the  Debtors  other than the Cash of the Debtors  held by the  Customs  Bond Agent on the Effective  Date.  Satisfaction  of the  obligations of the Debtors under the Customs
                           Bond pursuant to this subsection  shall be in full  satisfaction,  settlement,  release, extinguishment  and  discharge  of the  Allowed  Class 2.2 Claims and the  Customs  Bond
                           Agent and the United States  Customs  Service shall be forever  barred and estopped from asserting  such claims in any manner  against the  Debtors,  their  Properties  or their assets.

3.       Unsecured Claims, Class 3.

         Allowed  Unsecured Claims (General  Unsecured  Claims).  Class 3 Claims are Impaired.  This class includes all  Unsecured  Claims not  otherwise  provided  for,  including,  without  limitation,  the Bond Claims and claims arising from the rejection of executory  contracts or unexpired  leases.  The Debtors  estimate the total amount of the Class 3 Claims  to be  approximately  $110,000.000.00  Pursuant  to  Section  3.07 of the Plan,  Class 3 Claims
shall be treated as follows:

         On or as soon as practical  after the  Effective  Date,  Holders of Allowed Class 3 Claims shall receive a
Pro Rata Share of the Cash in the Unsecured Claim  Distribution  Fund. All  Distributions on account of Bond Claims shall be made solely to the  Indenture  Trustee for further  distribution  to or for the benefit of the  Beneficial
Holders of the Bonds  pursuant  to the terms of the  Indenture.  The Record  Date shall be used as the record  date for  Distribution  on Unsecured  Claims  pursuant to the Indenture and this section.  Subsequent  Distributions  to
Holders of Allowed Class 3 Claims will be made in accordance with the terms of the Liquidating Trust Agreement.

         Compliance  with the obligations  under this section by the Debtors and the  Liquidating  Trustee shall be in full satisfaction,  settlement,  release, extinguishment and discharge of such Allowed Class 3 Claim against the
Debtors'  Estates and the Holder of such Claim will be forever  barred and estopped  from  asserting  such Claim in any manner against the Debtors' Estates, the Liquidating Trustee and their Properties and assets.

         Pursuant to Section 3.08 of the Plan, in lieu of the foregoing  treatment,  Holders of Class 3  Claims may elect to have their Claims  treated as Convenience  Claims.  On or as soon as practical  after the Effective  Date, each Holder of an Allowed  Convenience  Claim shall receive a one time  Distribution  of forty percent (40%) of the
Allowed  amount of its  Convenience  Claim on and be deemed to have waived any rights to receive any and all future
Distributions of Trust Assets.

                                         TREATMENT OF SUBORDINATED CLAIMS

4.       Class 4 Subordinated Claims.

         Class 4  Subordinated  Claims are  Impaired.  The  Holders of Class 4  Subordinated  Claims  will  neither receive nor retain any Property under the Plan on account of their Subordinated Claims.
                                              TREATMENT OF INTERESTS

5.       Class 5 Interests.

         Pursuant to Section 3.10 of the Plan,  all Interests  shall be deemed  canceled as of the Effective  Date.
The Holders of Class 5 Interests  will neither  receive nor retain any Property  under the Plan on account of their
Class 5 Interests.

                                         TREATMENT OF INTERCOMPANY CLAIMS

6.       Intercompany Claims.

         Pursuant  to  Section  3.11 of the Plan,  the  Holders of any and all  Intercompany  Claims  will  neither receive nor retain any Property under the Plan on account of their Intercompany Claims.

(D)      Means for Funding and Implementation of Plan

1.       Consolidation

         As set forth in  Section  8.01 of the Plan,  the Plan  contemplates  and is  predicated  upon entry of the
Confirmation  Order  effecting the substantive  consolidation  of the Chapter 11 Cases of the Debtors into a single
Chapter 11 Case  solely for the  purposes of all actions  associated  with  Confirmation  and  consummation  of the
Plan.  Substantive   consolidation  is  warranted  in  these  Chapter 11  cases  for  the  following  reasons:  (i)
substantially  all of the  Affiliated  Entities  guaranteed  the Bond  Claims;  (ii) the  Claims of the PBGC,  with respect to the Savane  Plan,  are joint and several  against  each of the  Debtors;  (iii) the cost to allocate the
Claims  against  the  various  Debtors  is cost  prohibitive  and would not  provide a  substantial  benefit to any
Creditor;  (iv) the  distribution  to  creditors  in a  consolidated  case  would be  substantially  similar to any distribution  if the cases were  administered  separately;  and (v) the Debtors  operated,  in most respects,  as a single entity, with the majority of the business being run through the operating entity, TSLC I, Inc.

         On the Confirmation  Date, or such other date as may be set by a Final Order of the Bankruptcy  Court, but
subject to the  occurrence of the  Effective  Date:  (i) solely for the purposes of the Plan and the  Distributions and  transactions  contemplated  hereby,  all assets and liabilities of the Debtors shall be treated as though they were merged;  (ii) any obligation of any Debtor and all guarantees  thereof  executed by one or more of the Debtors shall be deemed  to be one  obligation  of the  consolidated  Debtors;  (iii)  any  Claims  filed or to be filed in connection  with any such  obligation  and such  guarantees  shall be deemed  one Claim  against  the  consolidated
Debtors;  (iv) each and every Claim filed in the  individual  Chapter 11 Case of any of the Debtors shall be deemed filed against the  consolidated  Debtors in the  consolidated  Chapter 11 Case of the Debtors and shall be deemed a single  obligation of all of the Debtors under the Plan on and after the  Confirmation  Date;  (v) all  duplicative claims  (identical  in both  amount  and  subject  matter)  filed  against  more  than one of the  Debtors  will be automatically  expunged so that only one Claim survives against the  consolidated  Debtors but in no way shall such
Claim be deemed  Allowed by reason of Section 8.01 of the Plan; and (vi) the  consolidated  Debtors will be deemed, for purposes of determining the  availability  of the right of setoff under section 553 of the Bankruptcy  Code, to be one entity,  so that,  subject to other  provisions of section 553 of the  Bankruptcy  Code,  the debts due to a particular  Debtor may be offset against claims against such Debtor or another  Debtor.  On the Effective Date, and in accordance with the terms of the Plan and the  consolidation  of the assets and liabilities of the Debtors,  all
Claims  based  upon  guarantees  of  collection,  payment  or  performance  made  by any of the  Debtors  as to the obligations  of another  Debtor or of any other Person shall be  discharged,  released and of no further  force and effect;  provided,  however,  that nothing  herein shall affect the  obligations  of each of the Debtors  under the
Plan.

2.       Effective Date Payments.

         Administrative  Claims  and other  payments  required  under the Plan  will be  funded  primarily  by cash received  by Debtors  from the sale of the  Purchased  Assets to  Purchaser.  The  Debtors  are  currently  holding
$60,000,000.00 in cash and investments.

3.       Projected Distributions.

         Attached to the Disclosure  Statement as Exhibit "B" is the Debtors'  estimate of potential  distributions to holders of Allowed  Unsecured  Claims as a result of  confirmation  of the Plan. Any of the assumptions on which the  Debtors'  estimate is based are subject to  significant  economic and other  uncertainties.  It is likely that some assumptions will not materialize because of unanticipated  events and circumstances.  Accordingly,  the actual
Distributions  made under the Plan are likely to vary,  perhaps  substantially,  from the projected  Distributions,
either  positively  or  negatively.   The  Debtors  do  not  anticipate  that  they  will  update  their  estimated
Distributions  at or prior to the  Confirmation  Hearing,  furnish updated  estimates or otherwise make any updated estimates available to the Holders of Claims or Interests,  provided,  however,  that the Debtors reserve the right to prepare and furnish updated estimates in their absolute discretion as they deem appropriate.

(E)      Treatment of Executory Contracts and Unexpired Leases

1.       Assumption and Rejection.

         Under  Section  365 of the  Bankruptcy  Code,  the Debtors may assume or reject  executory  contracts  and unexpired  leases.  As  discussed  above,  the Debtors have  already  assumed and  assigned  and  rejected  certain contracts and leases outside of the Plan.

         Under the Plan, on the Effective  Date,  all executory  contracts and unexpired  leases that exist between the Debtors and any Person which (i) have not previously been assumed,  assumed and assigned,  or rejected pursuant to an order of the Bankruptcy Court on or prior to the  Confirmation  Date, and (ii) are not the subject of pending motions to assume or assume and assign as of the  Confirmation  Date,  will be deemed  rejected in accordance  with the provisions and requirements of section 365 of the Bankruptcy Code.

2.       Rejection Damages.

         Any Claim  arising out of the Debtors'  rejection  under the Plan of any  executory  contract or unexpired lease must be filed with the  Bankruptcy  Court and served on counsel  for the  Debtors  not later than thirty (30)
days  after the  service  of notice of entry of the  Confirmation  Order,  failing  which the Claim will be forever barred from  assertion  against the  Debtors'  Estates.  Unless  otherwise  ordered by the  Bankruptcy  Court,  all rejection  Claims will be treated as  Unsecured  Claims under the Plan.  The Debtors  estimate  that the  remaining rejection damages in this case will be minimal, if any.

3.       Benefit Programs.

         Except as otherwise  provided in Section 7.05 of the Plan, all employee  compensation and benefit programs of the Debtors entered into before or after the Petition Date and not since  terminated  shall be deemed to be, and shall be  treated  as though  they are,  executory  contracts  that are  rejected  under the Plan,  but  (except as otherwise  determined  by the Debtors)  only to the extent that rights under such  programs are held by the Debtors or Persons who are  employees  of Debtors as of the  Confirmation  Date,  and the Debtors'  obligations  under such programs  to  Persons  who are  employees  of the  Debtors on the  Confirmation  Date (or  former  employees  if so determined by the Debtors) shall survive  Confirmation of the Plan.  Among the Debtors'  employee  compensation and benefit plans is the Tropical  Sportswear Int'l  Corporation  401(k) Profit Sharing Plan, which is intended to be a tax-qualified  401(k) profit  sharing plan pursuant to Sections  401(a) and 401(k) of the Internal  Revenue Code of
1986, as amended.  Elective  deferrals made to the Plan by eligible employees and  employer-matching  contributions have been invested in investment funds offered by the administrator hired by the Debtors, Mass Mutual.

4.       Employment Agreements.

         Other than the KERP all employment and/or  compensation  agreements  between the Debtors and any employees shall be deemed rejected in accordance with the provisions and requirements of section 365 of the Bankruptcy Code.

5.       KERP.

         Nothing  contained in Section 7.04 of the Plan shall  diminish or expand any  employee's  rights under the
KERP.

(F)      Intent to Prosecute Causes of Action After Confirmation

         Except as  otherwise  provided  in the Plan,  all Causes of Action  will be  assigned  to the  Liquidating
Trustee.

         The  Debtors  are  unaware of any  circumstances  which  would give rise to  fraudulent  transfer  claims.
However,  neither the  Committee  nor the  Liquidating  Trustee has  conducted  an  extensive  analysis and nothing contained  herein shall be deemed to prejudice the Committee or the  Liquidating  Trust's  ability to commence such actions.

         The Debtors have performed a preliminary  preference  analysis with respect to payments to insiders during the one year period prior to the Petition  Date.  The Debtors  believe that all such payments were in the nature of compensation  or expense  reimbursement  and are  disclosed  in the  Schedules  filed by the  Debtors in this case.
However, the Liquidating Trustee shall perform his own investigation.

         The  Debtors  have  performed  a  preliminary  preference  analysis  with  respect  to  payments  made  to non-insiders,  "during  the-90-day  period prior to the Petition Date" and upon the request of the Committee or the
Liquidating  Trustee,  the Debtors shall provide to the Committee or the  Liquidating  Trustee access to such other information,  as reasonably  requested,  to account records  including  account  receivables  and account  payables during the preference period.

         Any  person,  entity  or  other  party  subject  to a Cause of  Action  based  on any of the  accounts  or transactions  referenced  above,  should assume that the  Liquidating  Trustee may take any action  appropriate  to prosecute or enforce such Cause of Action  against them,  regardless of how such person,  entity or other party may have voted on the Plan. The Causes of Action have been described and identified with as much  particularity,  as is practicable and  appropriate at this time.  Because all  investigations  and inquiries have not yet been completed, it is likely that there will be additional  Causes of Action not mentioned  above,  and no party should assume that any general release or general discharge  provision  contained in the Plan, or the Confirmation  Order, will bar or otherwise  inhibit the Liquidating  Trustee from taking any action to prosecute or enforce such  additional  Causes of Action.

(G)      Releases and Exculpation

1.       Releases.

         Pursuant to Section 13.01 of the Plan and provided the Debtors  perform their  obligations  to the Holders of Allowed Class 3 Claims,  those  claimants  will be forever  barred,  expunged and estopped from  asserting  such
Claim in any manner against the Debtors' Estates and their Properties and assets.

         Pursuant to 13.10 of the Plan, if no action or proceeding has been  commenced by the Committee  naming her as a defendant,  on the Effective Date,  effective as of the Confirmation Date, and except as otherwise provided in the Plan or in the Confirmation  Order,  for good and valuable  consideration  (including,  but not limited to, her willingness to provide  continuing  assistance to the Debtors and the Liquidating  Trustee at reasonably  agreeable times  and at  reasonably  agreeable  compensation  to,  inter  alia  (i)  maintain  the  efficient  operation  and administration  of the Debtors and their  respective  Estates,  (ii) assist the orderly  transition and transfer of
Trust  Assets  into the  Liquidating  Trust and  (iii)  provide  other  necessary  and  substantial  financial  and coordination and supervision of tax-related  services to the Debtors and the Liquidating  Trustee in furtherance of the  purposes  of the  Liquidating  Trust)  Robin Cohan  shall be  released  from any and all claims,  obligations, suits, judgments,  damages,  demands, debts, rights, causes of action, and liabilities,  in any way relating to the
Debtors,  the  Chapter 11 Cases,  the  pursuit of  Confirmation  of the Plan,  the  consummation  of the Plan,  the administration  of the Plan or the property to be distributed  under the Plan or the Liquidating  Trust,  which the
Debtors,  the  Liquidating  Trust or any Holder of a Claim  against or  Interest  in the Debtors may be entitled to assert,  whether for tort, fraud,  contract,  violations of federal or state securities law, or otherwise,  whether direct or derivative,  liquidated or  unliquidated,  fixed or contingent,  matured or unmatured,  known or unknown, foreseen or unforeseen,  existing or hereafter arising,  in law or in equity or otherwise based in whole or in part upon any act or omission,  transaction,  event or other  occurrence  taking  place on or prior to the  Confirmation
Date;  provided,  however,  that nothing herein shall release,  or deemed to be a release of, any obligation of the
Debtors  (or any  insurer)  to  indemnify  its  current  and former  board of  directors  or  officers  under their respective organizational documents, by-laws, indemnification policies, state law or any other agreement.

2.       Exculpation.

         Pursuant to Section  13.02 of the Plan, to the extent the Debtors,  members of the Committee  (and each of their respective  Affiliated  Entities,  agents,  directors,  officers,  employees,  advisors,  and attorneys) have participated in good faith and in compliance  with section 1125(e) of the Bankruptcy Code and all other  applicable provisions of the Bankruptcy  Code with regard to  distributions  under the Plan,  they shall not have or incur any liability  to any Holder of a Claim or Interest  for any act taken or omission  occurring  on or after the Petition
Date in connection with or related to the Debtors, included, but not limited to:

                           (i)      the administration of the Chapter 11 Cases;

                           (ii)     the operation of the Debtors during the pendency of the Chapter 11 Cases;

                           (iii)    formulating, preparing, disseminating,  implementing,  confirming, consummating
                                    or   administrating   the  Plan  (including   solicitation  of  acceptances  or
                                    rejections);

                           (iv)     the  Disclosure  Statement or any  contract,  instrument,  settlement  or other agreement  or document  entered into or any taking taken or omitted to be taken with the Plan; and

                           (v)      any Distribution made pursuant to the Plan;

except for acts  constituting  willful  misconduct or gross  negligence,  and in all respects such parties shall be entitled to rely upon the advice of counsel  with respect to their  duties and  responsibilities  in the Chapter 11
Cases.

3.        Limitation of Liability of Officers of Debtors.

         The Plan provides that the  Liquidating  Trustee may pursue  certain Causes of Action owned by the Debtors or the  Estates  for the  benefit of  holders of Allowed  Class 3 Claims.  The Plan  further  provides  that to the extent that any Cause of Action  is asserted  against any  officer of the  Debtors  (including  any officer who was also a director,  acting in either capacity),  who was employed or appointed as of the Petition Date, such Cause of
Action shall be limited,  in amount and recovery,  to any  insurance  proceeds  available for payment thereof.  The relevant  officers  include the following:  Michael Kagan,  Richard J. Domino,  Robin J. Cohan,  and Steven S. Barr
(together,  the  "Officers").  Each of the  Officers  is a senior  executive  with  significant  experience  in the industry who did not need to remain  employed with the Debtors  during this chapter 11 case,  but chose to do so in order to follow  through on the Debtors'  sale efforts.  The Debtors  believe that the  performance  of each of the
Officers in continuing to operate the Debtors  business,  negotiating  with the Purchaser,  assisting in developing potential  competing  bids for the  Purchased  Assets,  and closing the sale to the  Purchaser,  was  exemplary and beyond the call of duty. The Debtors  believe that by  facilitating  the successful sale of the Debtors' assets the
Officers performed an invaluable service to the Estates and the Debtors' creditors.

         The Committee  believes that the proposed  limitation on liability of the Officers is not consistent  with the Bankruptcy Code and applicable law.

         The Debtors  dispute the Committee's  position.  If the Court  determines that the proposed  limitation on liability of the Officers is not  permissible  under the Bankruptcy  Code and applicable law, the Debtors may amend the Plan at the  Confirmation  Hearing by eliminating the subject  provision  without the need to re-solicit  votes under the Plan as amended.  At this time,  it is not clear what effect the proposed  limitation  of liability  will have on Distributions to Holders of Allowed Class 3 Claims under the Plan.

4.       Liability of Nondebtors with Respect to Savane Plan.

         Except as provided in Section  13.10 of the Plan,  the Debtors'  reorganization  proceedings  and the Plan shall not discharge,  exculpate,  release,  or relieve any nondebtor from any liability under ERISA with respect to the Savane Plan.  Notwithstanding  anything to the contrary contained herein,  neither the PBGC nor any other party shall be enjoined or otherwise precluded from enforcing such liability with respect to the Savane Plan.

(H)      Establishment of Liquidating Trust; Implementation of Plan

1.       The Liquidating Trust.

a.       Establishment  of the Trust.  On the Effective  Date,  the Debtors,  pursuant to Section 4.01 of the Plan, on their own behalf  and on behalf of the  Holders  of  Allowed  Claims,  shall execute  the  Liquidating  Trust  Agreement  and  shall  take all  other  steps necessary to establish the Liquidating  Trust. The Liquidating  Trust Agreement
                                    shall contain provisions  customary to trust agreements  utilized in comparable circumstances,  including, but not limited to, any and all provisions necessary to govern the rights,  powers,  obligations  and appointment and removal of the
                                    Liquidating  Trustee and to ensure the treatment of the Liquidating  Trust as a liquidating  trust for federal income tax purposes.  On the Effective Date, the
                                    Debtors,  after making the initial  Distributions  to Holders of Allowed Claims in accordance with the provisions of the Plan (the "Effective Date  Payments"), shall  transfer  and be deemed to have  transferred  (as  described  in Section
                                    4.01(c)  hereunder) to the  Liquidating  Trust all of their right,  title,  and interest  in all of the Trust  Assets and any other  remaining  Property of the
                                    Debtors  and their  Estates,  free and clear of any Lien,  Claim or Interest in such  Property  of  any  other  Person  except  as  provided  in the  Plan.  In addition,  the non-exclusive right, but not the obligation,  to investigate and pursue any and all claims and causes of action  that the  Holders of  Unsecured
                                    Claims  have  against the  Debtors'  officers  or  directors  shall vest in the
                                    Liquidating  Trust.  Title to all Trust  Assets  shall vest in the  Liquidating
                                    Trust on the  Effective  Date.  The Debtors or such other Persons that may have possession  or  control of such  Trust  Assets  shall  transfer  possession  or control of such Trust  Assets to the  Liquidating  Trustee and shall  cooperate with the Liquidating  Trustee by executing  documents or instruments  necessary to effectuate  such  transfers or that shall aid  implementation  of the deemed transfers  under the  Plan.  All Cash held in the  Liquidating  Trust  shall be invested in accordance with the Liquidating Trust Agreement.

b.       Purpose of the  Liquidating  Trust.  The  Liquidating  Trust shall be established  for the sole purpose of liquidating  and  distributing  the Trust Assets,  in accordance  with Treasury
                                    Regulation  section  301.7701-4(d),  with no objective to continue or engage in the conduct of a trade or business.  Subject to  definitive  guidance  from the
                                    Internal  Revenue Service (the "IRS"),  all parties shall treat the Liquidating
                                    Trust as a liquidating trust for all federal income tax purposes.

c.       Transfer of Assets to Liquidating Trust.

                                    (i)     The transfer of the Trust Assets in to the  Liquidating  Trust shall be made, as provided herein and in the Liquidating  Trust  Agreement,  for the benefit of the  Holders of Allowed  Claims,  whether  Allowed on or after the Effective  Date. The transfer of the  non-exclusive  right to investigate  and pursue the claims and causes of action of the  Holders of  Unsecured  Claims  as a class  against  the  Debtors'  officers  or directors  that  existed  as of the  Petition  Date  shall  be  without prejudice  to the rights of the  Holders of  Unsecured  Claims to bring any such claims and causes of action  against the Debtors'  officers or directors  independently  and  not as part  of the  Liquidating  Trust.
                                            Pursuant  to  the  Liquidating  Trust  Agreement,  if  the  Liquidating
                                            Trustee  elects  to  pursue a claim or cause of action on behalf of the
                                            Holders of  Unsecured  Claims,  such  Holders will be notified and have the  opportunity  to  opt  out of  the  litigation  or  other  form  of pursuing the claim or cause of action.

                                    (ii)    After the transfer of the Trust Assets to the  Liquidating  Trust,  the
                                            Liquidating   Trustee  shall  make  Distributions  on  account  of  the
                                            Beneficial  Interests in  accordance  with and subject to the terms and conditions of the Plan and the Liquidating Trust Agreement.

                                    (iii)   All parties shall treat the  Liquidating  Trust as a liquidating  trust
                                            for  federal   income  tax   purposes   with  the   Liquidating   Trust
                                            Beneficiaries  being  the  beneficiaries,  grantors  and  owners of the
                                            Liquidating  Trust,  as set  forth  in  Article  IX of the  Liquidating
                                            Trust  Agreement.  The transfer of the Trust Assets to the  Liquidating
                                            Trust  shall be  treated  by all  parties  for all  federal  income tax purposes as if all the  transferred  assets had been first  transferred to the Liquidating  Trust  Beneficiaries  and then  transferred by such beneficiaries to the Liquidating Trust.

d.       Termination.  The  Liquidating  Trust shall  terminate  no later than the third (3rd)  anniversary  of the
                                    Effective  Date;  provided,  however,  that,  on or  prior  to the date six (6)
                                    months prior to such termination,  the Bankruptcy Court, upon motion by a party in interest,  including  the  Liquidating  Trustee,  may extend the term of the
                                    Liquidating  Trust,  upon  notice to all parties  listed in the Special  Notice
                                    List,  if it is  necessary  to complete the  liquidation  of the Trust  Assets.
                                    Notwithstanding  the foregoing,  multiple extensions can be obtained so long as
                                    Bankruptcy  Court  approval is  requested  at least six (6) months prior to the expiration of each extended term; provided,  however, that the aggregate of all such  extensions  shall not  exceed  three (3) years,  unless  the  Liquidating
                                    Trustee  receives a favorable  ruling  from the IRS that any further  extension would not  adversely  affect  the  status of the trust as a  liquidating  trust within the meaning of Treasury  Regulation  section  301.7701-4(d)  for federal
                                    income  tax  purposes.   The  Liquidating   Trustee  shall  further  cause  the
                                    Liquidating  Trust to be  terminated  within  three (3) months after making its final Distribution.

2.       Appointment of Liquidating Trustee and Liquidating Trust Committee.

         Pursuant to Section 4.02 of the Plan,  the  Confirmation  Order shall provide for the  appointment of Mark
Stickel of Wind Down  Associates/Bridge  Associates LLC as Liquidating  Trustee. On or prior to the Effective Date, the  Liquidating  Trust  Committee [to be selected by the Committee  prior to the  Confirmation  Hearing]  shall be appointed in accordance with the provisions set forth in the Liquidating  Trust  Agreement.  The  compensation  for the Liquidating  Trustee shall be as set forth in the Liquidating  Trust Agreement.  The Liquidating  Trustee shall be deemed the Estates'  representative  in accordance  with section 1123 of the Bankruptcy  Code and shall have all powers,  authority  and  responsibilities  specified  in  the  Liquidating  Trust  Agreement  incorporated  herein, including,  without  limitation,  the powers of a trustee under sections 704 and 1106 of the  Bankruptcy  Code. The
Holders of Unsecured  Claims  appointed to the Liquidating  Trust Committee shall advise and direct the Liquidating
Trustee  with  respect to the  investigation  and  pursuit of such  claims and Causes of Action as set forth in the
Liquidating  Trust Agreement.  From and after the Effective Date, the Liquidating  Trustee may settle or compromise any Disputed Claim or Cause of Action pursuant to the terms of the Liquidating Trust Agreement.

3.       Beneficial Interests, Applicability of Securities Laws and Reporting Requirements.

a.       Securities  Laws.  Under section 1145 of the Bankruptcy  Code, the issuance of Beneficial  Interests under the Plan shall be exempt from  registration  under the  Securities Act of 1933, as amended,  and  applicable  state and local laws  requiring  registration  of
                                    securities.  If  the  Liquidating  Trustee  determines,   with  the  advice  of
                                    counsel,   that  the   Liquidating   Trust  is  required  to  comply  with  the
                                    registration  and reporting  requirements of the Securities and Exchange Act of
                                    1934, as amended,  or the Investment Company Act of 1940, as amended,  then the
                                    Liquidating  Trustee  shall  take  any and all  actions  to  comply  with  such reporting  requirements and file necessary periodic reports with the Securities and Exchange Commission.

b.       Non-Transferability  of Beneficial  Interests.  Upon issuance thereof,  the Beneficial Interests shall not be certificated and are not transferable  (except as otherwise  provided in the
                                    Liquidating Trust Agreement).

c.       Special  Notice List.  Any Holder of a Beneficial  Interest  who  provides  the  Liquidating  Trustee with written  notice  of their  request  to  receive  notice  of  Liquidating  Trust activities  shall be  included on the Special  Notice  List  maintained  by the
                                    Liquidating Trustee for such purposes.

4.       Distributions To Holders Of Claims.

         Pursuant to Section 4.04 of the Plan, distributions will be made as follows:

a.       No Recourse.  Notwithstanding  that the Allowed  amount of any particular  Disputed Claim is  reconsidered under the applicable  provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which after  application of the payment  priorities established  by the Plan  there is  insufficient  value to  provide a  recovery equal to that  received by other  Holders of Allowed  Claims in the  respective
                                    Class, no Holder of a Claim shall have recourse  against the Debtors'  Estates, the  Liquidating  Trustee,  the  Liquidating  Trust  Committee  or any of their respective professionals,  consultants, officers, directors or members or their successors or assigns, or any of their respective  property.  However,  nothing in the Plan shall modify any right of a Holder of a Claim under section  502(j)
                                    of the Bankruptcy Code. The estimation of Claims and  establishment of reserves under the Plan may  limit the  Distribution  to be made on  individual  Claims, regardless of the amount finally Allowed on account of such Disputed Claims.

b.       Resolution of Disputed  Claims.  No  Distribution  or payment shall be made on account of a Disputed Claim until such  Disputed  Claim  becomes  an  Allowed  Claim.  No  Distribution  or payment  shall  be  made  to any  Holder  of an  Allowed  Claim  who is  also a potential  defendant in an avoidance  action under chapter 5 of the  Bankruptcy
                                    Code or any Causes of Action.  Notwithstanding  this Subsection,  the making of a Distribution  to such potential  defendant or the lack of any objection filed to such Allowed Claim on the basis of such  potential  Causes of Action,  shall not  constitute  a waiver  of any  rights  of the  Debtors  or the  Liquidating
                                    Trustee,  as the case may be. For purposes of the Plan,  such  Distribution  or payment on account of such Allowed  Claim shall be held in the Disputed  Claims
                                    Reserve Account as if it were a Disputed Claim.

c.       Objections to Claims.  Unless  otherwise  ordered by the Bankruptcy  Court,  after the Effective Date, the
                                    Liquidating  Trustee,  under the direction of the Liquidating  Trust Committee, shall  have the  exclusive  right to make and file  objections  to and  settle,
                                    compromise  or  otherwise   resolve   Disputed   Claims,   except  that  as  to
                                    applications for allowances of Professional  Claims,  objections may be made in accordance  with the applicable  Bankruptcy  Rules by Parties in Interest.  The
                                    Liquidating  Trustee  shall  file and serve a copy of each  objection  upon the
                                    Holder of the Claim to which an  objection  is made on or before  the latest to occur of: (i) one  hundred-eighty  (180) days after the Effective  Date or such other date as may be fixed by the  Bankruptcy  Court either before or after the
                                    expiration  of  such  time  period.   Notwithstanding   any  authority  to  the
                                    contrary,  an  objection  to a Claim  shall be  deemed  properly  served on the claimant if the  Liquidating  Trustee  effects  service in any of the following manners (a) in accordance  with Federal Rule of Civil  Procedure 4, as modified and made applicable by Bankruptcy  Rule 7004; (b) by first class mail,  postage prepaid,  on the  signatory  on the  proof of  claim  or  other  representative identified  in the proof of claim or any  attachment  thereto at the address of the creditor set forth therein;  or (c) by first class mail,  postage  prepaid, on any counsel  that has  appeared on the  claimant's  behalf in the Chapter 11
                                    Cases.  From and after the Effective Date, the  Liquidating  Trustee may settle or compromise  any Disputed  Claim or Cause of Action  pursuant to the terms of the Liquidating Trust Agreement.

d.       Distributions  when a Disputed  Claim Becomes an Allowed Claim;  or when a Disputed Claim is  Subsequently
                                    Disallowed.  On the next  Distribution  Date  following  the time upon  which a
                                    Disputed Claim is ultimately Allowed,  the Holders of such Claims shall receive from the applicable  Disputed  Claims Reserve  Account any amounts held in such
                                    Disputed  Claims  Reserve  Account  attributable  to the Allowed amount of such
                                    Claim, as set forth in the  Liquidating  Trust Agreement and the Plan. Any Cash
                                    Distributions  held in the applicable  Disputed  Claims Reserve Account for the benefit of a Holder of a Disputed Claim, which is subsequently  Disallowed,  in whole or in part, shall be distributed on the next Distribution  Date, on a Pro
                                    Rata basis to the Holders of Beneficial  Interests having Allowed Claims and to the  applicable  Disputed  Claims  Reserve  Account on account of such Disputed
                                    Claims as if such amounts had been distributed on the Effective Date.

e.       Distributions  on  Account  of  Beneficial  Interests.   To  the  extent  funds  are  available,  on  each
                                    Distribution  Date,  the  Liquidating   Trustee  shall  make  Distributions  of
                                    Available  Cash  from  the  Liquidating  Trust  to the  Holders  of  Beneficial
                                    Interests in accordance with the Liquidating  Trust Agreement and the Plan. Any
                                    proceeds   received  from  the   liquidation  of  the  Trust  Assets  shall  be
                                    distributed in accordance with the Liquidating Trust Agreement and the Plan.

5.       Disputed Claims Reserve Account.

         Pursuant to Section  4.05 of the Plan,  the  Disputed  Claims  Reserve  Account  will be  established  and handled as follows:

a.       Establishment  of Disputed  Claims  Reserve  Accounts.  On the Effective  Date,  and in  conjunction  with making  all  Distributions  required  to be made  on the  Effective  Date,  the
                                    Debtors or the  Liquidating  Trustee,  as the case may be, shall  establish the
                                    Disputed  Claims Reserve Account which shall be administered by the Liquidating
                                    Trustee.

b.       Duties  in  Connection  with  Disputed  Claims.  The  Liquidating  Trustee,  under  the  direction  of the
                                    Liquidating Trust Committee,  shall (i) hold and administer the Disputed Claims
                                    Reserve Account,  (ii) object to, settle or otherwise  resolve Disputed Claims,
                                    (iii) make  Distributions  to  Holders of  Disputed  Claims  that  subsequently become  Allowed  Claims in  accordance  with the Plan and (iv)  distribute  any remaining  assets of the Disputed Claims Reserve  Account,  after resolving all
                                    Disputed Claims, to the Holders of Beneficial  Interests in accordance with the
                                    Liquidating Trust Agreement and the Plan.

c.       Transfer of  Distributions  to Disputed  Claim  Reserve  Account.  On and after the  Effective  Date,  any
                                    Distributions  that would  otherwise be made to the Holders of Disputed  Claims shall be transferred to the Disputed  Claims  Reserve  Account.  Payments shall be made from the Disputed  Claims  Reserve  Account to the Holder of an Allowed
                                    Claim,  which was previously a Disputed Claim, upon the first Distribution Date immediately following the date upon which such Claim became an Allowed Claim.

d.       Termination of Disputed  Claims Reserve  Account.  The Disputed Claims Reserve Account shall be terminated by the  Liquidating  Trustee when all Disputed  Claims  related to such account have either become  Allowed  Claims or Disallowed  and  Distributions  required herein to be made have been made in  accordance  with the terms of the Plan and the Liquidating Trust Agreement.

6.       Administrative Claim Reserve and Expense Reserve Fund.

         On the Effective Date,  pursuant to Section 4.06 of the Plan, the Debtors or the Liquidating  Trustee,  as
the case may be,  shall  establish  and fund the  Administrative  Claim  Reserve  and the Expense  Reserve  Fund in
accordance with the Liquidating Trust Agreement.

7.       Continued Binding Effect of Asset Purchase Agreement.

         From and after the Effective  Date,  pursuant to Section 4.07 of the Plan,  the Debtors,  and  thereafter, the  Liquidating  Trustee  shall  perform all of the  Debtors'  then  remaining  obligations  pursuant to the Asset
Purchase  Agreement.  Except as it relates to the  Liquidating  Trustee  continuing  as  successor  to the  Debtors thereunder,  the Asset Purchase Agreement shall not be modified,  altered nor amended in any way by the Plan or the
Confirmation  Order.  From and after the Effective Date, PEI shall perform all of its  obligations  pursuant to the
Asset Purchase  Agreement and be deemed to have consented to the Liquidating  Trust as the successor to the Debtors thereunder.

V.       VOTING PROCEDURES AND REQUIREMENTS
(A)      Eligibility

         In accordance  with sections 1126 and 1129 of the  Bankruptcy  Code,  the Plan divides  Claims against and
Interests  in the Debtors  into  various  Classes and  provides  separate  treatment  for each Class.  Only Classes comprising  Impaired  Claims or  Interests  are entitled to vote to accept or reject the Plan. A Class of Claims or
Interests is Impaired if legal,  equitable or contractual  rights attaching to the Claims or Interests of the Class are modified,  other than by curing  defaults and  reinstating  maturities.  Holders of Class 1  Claims,  Class 2.1
Claims,  and Class 2.2 Claims are  unimpaired  and are  conclusively  presumed  to have  accepted  the Plan and the solicitation  of acceptances  with respect to such Classes is not required under section  1126(f) of the Bankruptcy
Code.  Holders of Class 4 Subordinated  Claims and Class 5 Interests are impaired,  but shall not receive or retain any  distributions  under the Plan pursuant to section  1126(g) of the  Bankruptcy  Code on account of their Claims and Interests,  and are  conclusively  presumed to have rejected the Plan and the  solicitation of acceptances with respect to such  Classes  is not  required  under  section  1126(f) of the  Bankruptcy  Code.  Therefore,  only the
Holders of Class 3 Claims are entitled to vote on the Plan.

         Any Holder of a Class 3 Claim (i) whose Claim has been listed by the Debtors in the  Schedules  filed with the Bankruptcy  Court  (provided that such Claim has not been scheduled as Disputed,  Contingent or  Unliquidated), or (ii) who filed a proof of claim on or before the Bar Date  (January 31,  2005 or any proof of claim filed within any other applicable  period of limitations or with leave of the Bankruptcy  Court,  which Claim is not the subject of an  objection  is  entitled  to vote on the Plan;  provided,  however,  after  notice and a hearing  pursuant to
Federal  Rule of  Bankruptcy  Procedure  3018(a),  the  Bankruptcy  Court may allow the Claim  temporarily  for the purpose of voting to accept or reject the Plan.  Any Holder of a Class 3  Claim to be allowed  temporarily  for the purpose of voting must take steps necessary to arrange an appropriate hearing with the Bankruptcy Court.

         A vote  may be  disregarded  if  the  Bankruptcy  Court  determines,  after  notice  and a  hearing,  that acceptance or rejection was not  solicited or procured in good faith or in  accordance  with the  provisions of the
Bankruptcy Court.

(B)      Ballots

         In  voting  for or  against  the  Plan,  please  use only the  Ballot  or  Ballots  sent to you with  this
Disclosure  Statement.  Votes  cast to accept or reject  the Plan will be counted  by Class.  You are  required  to vote all of your Claims  within a Class the same way.  Please  read the voting  instructions  contained  within the
Ballot for a thorough explanation of voting procedures applicable to your Claim.

(C)      Voting Procedure

         To vote on the Plan, you must:  (1) indicate  on the Ballot that (a) you accept the Plan or (b) you reject the Plan;  and (2) sign your name and mail the Ballot in the envelope  provided for this purpose.  Please  complete and return  each  Ballot you receive to the Clerk of the  Bankruptcy  Court,  and also return a copy of same to the
Debtors'   counsel,   addressed  as  shown  in  the  last  paragraph  of  this  Article  V(C).  Put  your  taxpayer identification  number (or social security  number) on your Ballot where  indicated.  Please  carefully  follow the directions contained on the ballot.

         You may enclose a  self-addressed  postage  pre-paid  envelope and a copy of your Ballot(s) to be returned and stamped  "Filed" from the Clerk of the Bankruptcy  Court  confirming the delivery and filing of your Ballot(s).
You may not change your vote after it is cast unless the  Bankruptcy  Court permits you to do so after notice and a hearing to determine  whether  sufficient  cause  exists to permit the change.  Do not return any  certificates  or instruments evidencing your claim with the Ballot.

         The Bankruptcy  Court will approve separate voting  procedures for Beneficial  Holders of the Bond Claims.
The record  date for  purposes of  identifying  Beneficial  Holders of Bond Claims  entitled to vote on the Plan is
April 6, 2005.  Each  Beneficial  Holder of a Bond Claim should submit its vote only on the form of Ballot approved for such purpose by the  Bankruptcy  Court (the  "Bondholder  Ballot") and should follow the detailed  instructions provided on the  Bondholder  Ballot.  If you are a Beneficial  Holder of a Bond Claim as of April 6,  2005, and you
did not receive a form of Bondholder  Ballot,  please contact the Debtors'  counsel at the address set forth in the following paragraph.

         If you believe that you are a Holder of a Class 3  Claims and did not receive a Ballot,  or if your Ballot is damaged or lost, or if you have any questions  concerning voting  procedures,  then please contact the following in writing:

         Akerman Senterfitt
         Citrus Center, 17th Floor
         255 South Orange Avenue
         Post Office Box 231
         Orlando, Florida 32802-0231
         Attn:  Denise D. Dell-Powell, Esquire
         Telephone: (407) 843-7860
         Facsimile: (407) 843-6610
         e-mail:  denise.dell-powell@akerman.com

(D)      Voting Deadline

         In order to be counted,  Ballots  must be marked,  signed and  returned  so that they are  received by the
Clerk of the Bankruptcy Court no later than 5:00 p.m.  (Eastern Daylight Time) on  ________________ ___,  2005 (the
"Voting Termination Date").

(E)      Importance of Voting/Vote Required for Acceptance and Confirmation

         Your vote is important to the Chapter 11 Case. Your failure to vote will leave to other  creditors,  whose interests may not be the same as yours,  the decision to accept or reject the Plan. To have your vote counted,  you must complete properly and return all Ballots by the Voting Termination Date provided above.

         The Bankruptcy  Code defines  acceptance of a plan by an impaired class of claims as acceptance by holders of at least  two-thirds  (2/3) in dollar  amount,  and more than  one-half  (1/2) in number,  of the claims of that class which actually cast ballots.  In addition to this voting  requirement,  section 1129 of the  Bankruptcy  Code requires  that a plan be accepted  by each holder of a claim in an impaired  class or that the plan be found by the relevant  court to provide the holder with at least as much value on account of its claim as it would  receive in a liquidation of the debtor under Chapter 7 of the Bankruptcy Code.

         In the event any of the  Classes of  Impaired  Claims  vote to reject the Plan,  the  Debtors  may seek to effect a "cramdown"  on such  dissenting  Class and all Classes of the Debtors  that are junior to such  dissenting
Class under section 1129(b) of the Bankruptcy Code and confirm the Plan over the Class' disapproval thereof.

VI.      CONDITIONS TO CONFIRMATION
(A)      In General

         Section 1129 of the Bankruptcy  Code sets forth the  requirements  that must be satisfied in order for the
Plan to be  confirmed.  Among other  things,  this  section  requires  the Plan to (i) comply  with the  applicable provisions of the Bankruptcy  Code;  (ii) be proposed in good faith and not by any means forbidden by law; (iii) be accepted by each Impaired  Class  (subject to the  "cramdown"  provisions);  and (iv) not likely be followed by the liquidation, or the need for further financial reorganization, of the Debtors.

         The Debtors  believe that the Plan  satisfies,  or will  satisfy,  all of the statutory  requirements  for confirmation  of the Plan.  Before the  Confirmation  Hearing,  the Debtors  may be  required  to submit  extensive pleadings  and evidence  demonstrating  that the Plan  complies  with all of the  provisions  set forth above.  The following sections discuss some of the requirements set forth in section 1129(a) of the Bankruptcy Code.

(B)      Best Interests Test

1.       In General

         Notwithstanding  acceptance of the Plan by each Impaired Class,  to confirm the Plan the Bankruptcy  Court must  determine  that the Plan is in the best  interests of each Holder of a Claim or Interest in an Impaired Class that has not voted to accept the Plan.  Accordingly,  if an Impaired  Class does not  unanimously  accept the Plan, the "best  interests"  test of section  1129(a)(7) of the Bankruptcy  Code requires that the Bankruptcy  Court find that the Plan  provides to each Holder of a Claim or Interest in each  Impaired  Class a recovery on account of the
Holder's Claim or Interest that has a value at least equal to the value of the  distribution  that each such Holder would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

2.       Chapter 7

         To estimate what members of each Impaired  Class of Claims or Interests  would receive if the Debtors were liquidated  in a Chapter 7 case,  the  Bankruptcy  Court must  consider the  aggregate  dollar amount that would be available  if the Chapter 11 Case were  converted  to a Chapter 7 case under the  Bankruptcy  Code and the Debtors'
assets were liquidated by a Chapter 7  trustee (the  "Liquidation  Value").  The Liquidation Value would consist of the net  proceeds  from the  disposition  of the  Debtors'  assets,  augmented  by the cash held by the Debtors and reduced  by  certain  increased  costs and  claims  that  arise in a Chapter 7  liquidation  that do not arise in a
Chapter 11 case.  The Debtors  believe  that their  Estates  would incur at least an  additional  $2,000,000.00  in
Administrative  Claims in a  Chapter 7,  for the  Chapter 7  trustee's  statutory  fees,  plus fees and expenses of counsel to the Chapter 7 trustee, over and above the Chapter 11 Administrative Claims.

         The  Liquidation  Value  available  to general  creditors  would be reduced by: (a) Secured  Claims to the extent of the value of collateral  securing such Claims;  and (b) the costs and expenses of the  liquidation  under
Chapter  7,  which  would  include:  (i) the  compensation  of a  Chapter 7  trustee  and  its  counsel  and  other professionals retained;  (ii) disposition expenses;  (iii) all unpaid expenses incurred by the Debtors during their
Chapter  11  Cases  (such  as  compensation  for  attorneys,   financial  advisors,  investment  bankers,  brokers,
auctioneers  and  accountants)  which are  allowed in the Chapter 7 case;  (iv)  litigation  costs;  and (v) claims arising  from the  operation of the Debtors  during the pendency of the Chapter 11 Cases and Chapter 7  liquidation cases.  The liquidation  itself would  accelerate  other priority  payments which would otherwise be payable in the ordinary  course.  These priority claims would be paid in full out of the  liquidation  proceeds before the balance would be made available to pay most other claims.  Once the  percentage of liquidation  proceeds for each Class can be ascertained,  the value of the distribution  available out of the Liquidation  Value is compared to the value of the  property  offered to such Class under the Plan.  If the value of property  offered  under the Plan exceeds the value  available  from a  liquidation,  then the Plan is in the best  interests  of Holders of Impaired  Claims and
Interests.

3.       Liquidation Analysis

         After  considering  the  effect  that a  Chapter 7  liquidation  would  have on the value of the  Debtors'
Estates,  including  the  costs  of and  claims  resulting  from a  Chapter  7  liquidation,  and the  delay in the distribution of liquidation  proceeds,  the Debtors have determined that confirmation of the Plan will provide each
Holder of an Allowed Claim or Interest  other than the Class 4  Subordinated  Claims and the Class 5 Interests with a recovery that is greater than such Holder would receive  pursuant to  liquidation  of the Debtors under Chapter 7 liquidation.  The Debtors  believe that Class 4 Subordinated  Claims and Class 5 Interests would receive nothing in a Chapter 7 liquidation.

         The  Debtors  also  believe  that the value of any  distributions  to each  Class of  Allowed  Claims in a
Chapter 7 case  would be less than the  value of  distributions  under the Plan  because  such  distributions  in a
Chapter 7 case would not occur for a substantial  period of time.  Distribution  of the proceeds of the liquidation could be delayed.

         Thus, the Debtors  believe the Plan meets the  requirements  of section  1129(a)(7) of the Bankruptcy Code because,  under the Plan,  all Holders of Impaired  Claims will  receive  distributions  that have a value at least equal to the value of the  distribution  that each such Person would receive if the Debtors were  liquidated  under
Chapter 7 of the Bankruptcy Code.

(C)      Feasibility of the Plan

         Section  1129(a)(11)  of the  Bankruptcy  Code  requires  that  confirmation  should  not be  likely to be followed by the liquidation,  or the need for further financial reorganization,  of the Debtors or any successor to the Debtors  (unless such  liquidation or  reorganization  is proposed in the relevant  plan). As this is a plan of liquidation,  for purposes of determining  whether the Plan meets this  requirement,  the Debtors must only analyze their  ability to meet  their  obligations  under the Plan.  Based upon the fact that the  Debtors  currently  hold approximately  $60,000,000.00  for the benefit of the  creditors  and to pay  expenses,  the Debtors  believe  that their liquidation scenario under the Plan satisfies the feasibility requirements of section 1129(a)(11).

(D)      Confirmation Without Acceptance By All Impaired Classes

         The  Bankruptcy  Code contains  provisions  for  confirmation  of a plan even if it is not accepted by all impaired  classes,  as long as at least one impaired  class of claims has accepted it. These  so-called  "cramdown"
provisions are set forth in section  1129(b) of the Bankruptcy  Code. The Plan may be confirmed  under the cramdown provisions if, in addition to satisfying  other  requirements of section 1129 of the Bankruptcy Code, the Plan: (a)
is "fair and  equitable,"  and (b) "does not  discriminate  unfairly"  with respect to each Class of Claims that is
Impaired under, and has not accepted, the Plan.

1.       Fair and Equitable Test

         To obtain  nonconsensual  confirmation of the Plan, it must be  demonstrated to the Bankruptcy  Court that the Plan is "fair and equitable" with respect to each Impaired,  nonaccepting  Class.  The Bankruptcy Code provides a non-exclusive  definition of the phrase "fair and equitable." The Bankruptcy Code  establishes  "cramdown"  tests for secured creditors, unsecured creditors and equity holders, as follows:

         (i)      Secured  Creditors.  Either (i) each impaired  secured  creditor  retains its liens  securing its secured claim and receives on account of its secured claim  deferred cash payments  having a present value equal to the  amount  of its  allowed  secured  claim,  (ii)  each  impaired  secured  creditor  realizes  the  "indubitable equivalent",  of its  allowed  secured  claim or (iii) the  property  securing  the claim is sold free and clear of liens  with such  liens to attach to the  proceeds  of the sale and the  treatment  of such  liens on  proceeds  is provided in clause (i) or (ii) of this subparagraph.

         (ii)     Unsecured  Creditors.  Either (i) each impaired  unsecured creditor receives or retains under the
Plan  property  of a value  equal to the  amount of its  allowed  claim or (ii) the  holders  of claims  and equity interests that are junior to the claims of the dissenting class will not receive any property under the Plan.

         (iii)    Interests.  Either (i) each holder of an equity  interest  will  receive or retain under the Plan property of a value equal to the  greatest of the fixed  liquidation  preference  to which such holder is entitled, the fixed  redemption  price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the Plan.

         The Debtors  believe  that the Plan and the  treatment  of all Classes of  Impaired  Claims and  Interests
under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

2.       No Unfair Discrimination

         A plan of  reorganization  "does not  discriminate  unfairly" if: (a) the legal rights of the nonaccepting
Impaired  class are treated in a manner that is  consistent  with the treatment of other classes whose legal rights are intertwined with those of the  non-accepting  class; and (b) no class receives payments in excess of that which it is legally  entitled to receive for its allowed claim or allowed  interest.  The Debtors  believe that under the
Plan:  (i) all Impaired  Classes of Claims are treated in a manner that is  consistent  with the treatment of other
Classes of Claims and  Interests  with which  their  legal  rights are  intertwined,  if any;  and (ii) no Class of
Claims or Interests will receive  payments or property with an aggregate  value greater than the aggregate value of the Allowed  Claims or Allowed  Interests in such Class.  Accordingly,  the Debtors  believe that the Plan does not discriminate unfairly as to any Impaired Class.

VII.     PROJECTED FINANCIAL INFORMATION
         The Debtors have  prepared a budget  projecting  certain  expenditures  during the period from the date of this  Disclosure  Statement  through the projected  Effective Date of the Plan,  and for certain  periods after the
Effective Date (the "Wind-Down  Budget").  A copy of the Wind-Down  Budget is attached to the Disclosure  Statement as Exhibit "C." The Wind-Down  Budget includes line items for  outstanding,  post-petition  accounts payable (to be paid  according to terms),  costs for cure in connection  with  contracts  assumed and assigned to the Purchaser as provided  in the Asset  Purchase  Agreement,  fees and  expenses  of the  Indenture  Trustee,  costs  for  document retention,  payments  under the KERP,  payroll  and  related  expenses  for the  Debtors'  transitional  employees, professional  fees and  expenses,  insurance  costs,  among other  things.  The Debtors  sold the majority of their assets to the Purchaser on February 26, 2005;  therefore,  the Wind-Down Budget shows little or no monies generated from ongoing  operations.  The Debtors estimate that their remaining assets are worth  approximately  $1,300,000 to
$1,500,000.  The Debtors  caution that no  representation  can be made  concerning  the  accuracy of the  projected financial information or the ability to achieve the projected results contained in the Wind-Down Budget.

         Any of the  assumptions  on which the Wind-Down  Budget is based are subject to  significant  economic and other  uncertainties.  It is likely that some assumptions will not materialize because of unanticipated  events and circumstances.  Accordingly,  the actual results  achieved  throughout  the  projection  period are likely to vary, perhaps  substantially,  from  the  projected  results,  either  positively  or  negatively.  The  Debtors  do  not anticipate  that they will update  these  projections  at or prior to the  Confirmation  Hearing,  furnish  updated projections or otherwise make any updated  projections  available to the Holders of Claims or Interests,  provided, however,  that the Debtors  reserve the right to prepare and  furnish an updated  Wind-Down  Budget  which in their absolute discretion they deem appropriate.

VIII.    RISK FACTORS
(A)      Introduction

         This section  summarizes  some of the risks  associated  with the Plan,  but is not exhaustive and must be supplemented  by the analysis and  evaluation of the Plan and this  Disclosure  Statement as a whole by each Holder of a Claim or Interest with such Holder's own advisors.

HOLDERS OF CLAIMS  AGAINST THE DEBTORS SHOULD READ AND CONSIDER  CAREFULLY THE FACTORS SET FORTH BELOW,  AS WELL AS
THE OTHER  INFORMATION  SET FORTH IN THIS  DISCLOSURE  STATEMENT  (AND THE DOCUMENTS  DELIVERED  TOGETHER  HEREWITH
AND/OR  INCORPORATED  BY REFERENCE),  PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.  THESE RISK FACTORS SHOULD NOT,
HOWEVER,  BE REGARDED AS CONSTITUTING  THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN, ITS  IMPLEMENTATION  OR
ITS SUCCESS.

(B)      Bankruptcy Risks

1.       Risks Relating to Confirmation

         For the Plan to be confirmed,  each Impaired  Class is given the  opportunity  to vote to accept or reject the  Plan,  except  for those  Classes  which  will not  receive  any  distribution  under the Plan and which  are, therefore,  presumed to have  rejected  the Plan.  There can be no  assurance  that the  requisite  acceptances  to confirm the Plan will be  received.  Even if the  requisite  acceptances  are  received,  there can be no assurance that the Bankruptcy Court will confirm the Plan.

         If one or more of the  Impaired  Classes  vote to reject the Plan,  then the Debtors may request  that the
Bankruptcy  Court confirm the Plan by application of the "cramdown"  procedures  available under section 1129(b) of the  Bankruptcy  Code.  There can be no  assurance,  however,  that the  Debtors  will be able to use the  cramdown provisions of the Bankruptcy Code for Confirmation of the Plan.

         If the Plan, or a plan determined not to require  resolicitation  of any Classes of Claims or Interests by the Bankruptcy  Court, were not to be confirmed,  it is unclear what  distribution  Holders of Claims and Interests ultimately  would receive with respect to their Claims and Interests.  If an  alternative  plan could not be agreed to, it is likely that Holders of Claims and Interests  would  receive less than they would have  received  pursuant to this Plan.

         Any  objection  to the Plan by a member  of a Class of Claims  or  Interests  could  also  either  prevent
Confirmation of the Plan or delay such Confirmation for a significant period of time.

2.       Risks Associated with Asset Purchase Agreement

         In  connection  with  the  sale of the  Purchased  Assets  to the  Purchaser,  under  the  Asset  Purchase
Agreement,  the Debtors and the Purchaser  established two escrow accounts:  an adjustment  escrow in the amount of
$3,825,000 to cover certain purchase price  adjustments  under the Asset Purchase  Agreement  reflecting  potential changes in value of the Debtors'  current  assets  between the Petition Date and the closing date of the sale,  and an indemnity escrow in the amount of $3,900,000 to cover certain  indemnification  obligations of the Debtors under the Asset  Purchase  Agreement.  Both escrows are held by Colonial Bank under an Escrow  Agreement  dated  December
16, 2004. The adjustment  escrow is to be held pending  determining  of any purchase  price  adjustments  under the
Asset  Purchase  Agreement;  such  determination  is expected to be  completed  prior to the  Effective  Date.  The indemnification  escrow is to be held for up to one year following the closing of the sale to the Purchaser  (i.e., through  February 26, 2006).  The Purchaser  believes that the purchase price  adjustment  under the Asset Purchase
Agreement  is a price  reduction  of  $10,405,000,  an amount  that  exceeds  the  amounts  held  under the  Escrow
Agreement.  The Debtors do not agree with the purchase  price  adjustment  claimed by the Purchaser and the parties continue to negotiate  the amount of the  purchase  price  adjustment,  in  accordance  with the terms of the Asset
Purchase  Agreement.  The Asset Purchase  Agreement and all documents executed in connection with or in furtherance thereof, will remain binding on PEI, the Debtors' Estates and the Liquidating Trust after the Effective Date.

                  3.       Other Bankruptcy Risks

         If  Administrative  Claims or Priority  Claims are determined to be Allowed in amounts  greatly  exceeding the Debtors' estimates, then Distributions on account of allowed Unsecured Claims may be reduced.

IX.      TAX IMPLICATIONS
         The Debtors  have not  obtained  rulings  from the  Internal  Revenue  Service  regarding  the federal tax implications of the Plan.

         THE DEBTORS ARE NOT OFFERING TAX ADVICE TO ANY CREDITOR OR INTEREST HOLDER AND THIS  DISCLOSURE  STATEMENT
SHOULD NOT BE CONSIDERED TO CONTAIN ANY SPECIFIC  ADVICE OR INSTRUCTION  CONSIDERING THE TAX TREATMENT OF ANY CLAIM
OR  INTEREST.  EACH  CREDITOR  AND  INTEREST  HOLDER IS URGED TO CONSULT  WITH ITS OWN LEGAL,  ACCOUNTING  OR OTHER
ADVISOR  CONCERNING THE TAX TREATMENT OF ITS CLAIM,  INTEREST AND ANY DISTRIBUTION FROM OR ON BEHALF OF THE DEBTORS
PURSUANT TO THE PLAN OR OTHERWISE.

X.       ALTERNATIVES TO PLAN
         If the Plan is not confirmed and  consummated,  the Debtors'  alternatives  include (i) liquidation of the
Debtors under Chapter 7 of the Bankruptcy  Code and (ii) the preparation  and  presentation of an alternative  plan or plans.

(A)      Chapter 7 Liquidation

         If no  Chapter  11 plan can be  confirmed,  the  Chapter  11 Case may be  converted  to  Chapter  7 of the
Bankruptcy  Code in which a trustee  would be  elected  or  appointed  to  liquidate  the  remaining  assets of the
Debtors.  A discussion of the effect that a Chapter 7  liquidation  would have on the recovery of Holders of Claims and Interests is set forth in Section  VI(B)(2)-(3),  above. The Debtors believe that  liquidation  under Chapter 7 would result in lesser  distributions  being made to creditors  than those  provided for in the Plan because of the additional  administrative  expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee.

(B)      Alternate Plan

         If the Plan is not  confirmed,  the Debtors or any other party in interest in these Chapter 11 Cases could attempt to formulate and propose a different  plan or plans of  reorganization.  Such plan could involve an orderly liquidation  or  distribution  of the Debtors'  assets under Chapter 11. The Debtors do not believe an  alternative
Chapter 11 plan can be formulated  that provides  greater  distributions  to creditors  than is provided  under the
Plan. The Plan is premised on  distributions  to creditors under the priorities  established by the Bankruptcy Code within a short  period of time.  An  alternative  Chapter 11 plan likely would  involve  further  negotiations  and formulation  - increasing  administrative  expenses and thus  reducing  creditor  distributions  - and likely would delay, perhaps significantly, the timing of distributions to creditors.

XI.      CONCLUSION
         Voting on the Plan by each Holder of a Claim or Interest  entitled to vote is important.  After  carefully reviewing the Plan and this Disclosure  Statement,  please indicate your vote on the enclosed  Ballot(s) and return same in the pre-addressed envelope provided for this purpose to the Voting Agent by the Voting Termination Date.

XII.     DISCLOSURE STATEMENT EXHIBITS
         Exhibit A:........Plan

         Exhibit B:........Estimate of Potential Distributions

         Exhibit C:........Wind-down Budget

Dated:  April 6, 2005
                                                     TSLC I, Inc.
                                                     TSLC III, INC.
                                                     TSLC IV, INC.
                                                     TSLC V, INC.
                                                     TSLC VI, INC.
                                                     TSLC VII, INC.

                                                     By:  /s/ Michael Kagan
                                                             Michael Kagan
                                                             Chief Executive Officer

                                                     Respectfully submitted,

                                                     AKERMAN SENTERFITT

                                                     By: /s/ Denise D. Dell-Powell
                                                            Denise D. Dell-Powell, Esquire
                                                            Florida Bar No.: 0890472
                                                            Erik P. Kimball, Esquire
                                                            Florida Bar No.: 0131334
                                                            Citrus Center, 17th Floor
                                                            255 South Orange Avenue
                                                            Post Office Box 231
                                                            Orlando, Florida 32802-0231
                                                            Phone: (407) 843-7860
                                                            Facsimile: (407) 843-6610

                                                            and

                                                            Michael P. Horan, Esquire
                                                            Florida Bar No.: 0307741
                                                            Wachovia Center, Suite 1500
                                                            P. O. Box 3273
                                                            Tampa, Florida  33601-3273
                                                            Telephone:  (813) 223-3273
                                                            Facsimile:  (813) 223-2837

1 In addition,  Farah Manufacturing (U.K.) Limited, a United Kingdom  corporation,  and Farah (Far East) Limited, a
Hong Kong  corporation,  are  wholly-owned  subsidiaries  of Farah  Offshore  Sourcing  Company,  a Cayman  Islands
corporation.  Farah  Offshore  Sourcing  Company  is a  wholly-owned  subsidiary  of  TSLC III,  Inc.  The  foreign subsidiaries are not debtors in this case.

                                                                             EXHIBIT B
                                                                                to
                                                                 Amended Joint Disclosure Statement

TSLC I, Inc. et al
Estimate of Potential Distributions
(in thousands)                                                        Estimated Distribution
                                                                     ------------------------
                                                                      High               Low
                                                                      ----               ----
SOURCES

Cash and Investments as of 2/26/04                                   $ 2,710            $ 2,710
Net Cash Proceeds from Sale of Assets                                 64,112             64,112  Note 1
Indemnity Escrow                                                       3,900              3,900
Adjustment Escrow                                                      3,825              3,825
                                                                      ------             ------
Total Sources                                                         74,547             74,547

ADMINISTRATIVE AND PRIORITY CLAIMS,
EXPENSES OF THE LIQUIDATING TRUST

Reserve for Liquidating Trust Expenses                               (1,000)            (1,000)
Wind-Down Budget                                                    (12,870)           (14,195)  Note 2
Priority Claims                                                         (21)              (548)  Note 3
Purchase Price Adjustment                                                              (10,405)  Note 4
                                                                     -------            ------
Total Uses Prior to Distribution to Unsecured Creditors             (13,891)           (26,148)
                                                                     -------            ------
Available for Distribution to Unsecured Creditors                    $60,656          $ 48,400

UNSECURED CLAIMS

11% Senior Subordinated Notes                                       $105,531          $ 105,531  Note 5
Other Unsecured Claims                                                 8,413             13,332  Note 6
                                                                     -------            -------
Total Unsecured Claims                                              $113,944          $ 118,863

-------------------------------------------------------------------------------------------------
PROJECTED DISTRIBUTION ON ACCOUNT OF
UNSECURED CLAIMS                                                      53.23%             40.72%
-------------------------------------------------------------------------------------------------

NOTES

Note 1
Cash sale proceeds from PEI net of escrows, secured debt repayment and cash collateral for LC's.

Note 2
Wind-Down Budget is attached to Disclosure Statement as Exhibit C; Low Recovery assumes reduced receipts.
Includes March actual net cash flows and all Administrative Claims and Net Receipts before and after Effective Date.

Note 3
Includes the following material claims:                             Estimated Distribution          Claimed Amount
                                                                    ----------------------          (if available)
                                                                    High               Low
                                                                    ----               ---

Claimant
----------

UNITE HERE Southwest Reg. Joint Board                              $      -         $   121                  121
Internal Revenue Service                                                  -             350                2,272
All Other Priority Claims                                                21              76
                                                                     -------         -------
                                                                         21             548

Note 4
Low Recovery is based on PEI's claimed purchase price adjustment of $(10,405).  As provided in the Asset Purchase
Agreement, the Debtors are in the process of analyzing PEI's claimed purchase price adjustment.  The Debtors believe the purchase price adjustment should be a reduction in an amount less than that claimed by PEI.  The
Debtors have yet to determine the amount of  purchase price adjustment they believe is appropriate.  Nothing in the
Plan or Disclosure Statement shall constitute an admission or waiver of any rights of the Debtors with regard to the purchase price adjustment.

Note 5
Allowed Claim in connection with Bonds.

Note 6

Includes the following claims:                                      Estimated Distribution          Claimed Amount
                                                                    ----------------------          (if available)
                                                                    High               Low
                                                                    ----               ---
Claimant
----------
PBGC                                                               $ 3,441          $ 5,420                 5,420
Directors' and Officers' Indemnification Claims                          -                -               113,129
QST Industries                                                          35            2,415                 2,415
Lease Rejection Damages                                              2,000            2,350                 1,416
All Other General Unsecured Claims                                   2,938            3,148
                                                                   --------         --------
                                                                     8,413           13,332

                                                                        Exhibit C
                                                                             To
                                                             Amended Joint Disclosure Statement

TSLC I, Inc., et al.
WIND DOWN BUDGET - Subject to Revision
(In thousands)                                                                                                  Forecast
                                                                         ---------------------------------------------------------------------------------------

                                                            Actual            Apr-05           May-05           Jun-05           Jul-05           Aug-05 &           Total
                                                            Mar-05                                                                                 Beyond
DISBURSEMENTS
------------------------------------------------------

Accounts Payable and Other Expenses
Accounts Payable                                          $   5,768         $   2,150         $     150      $        30       $       10      $        10          $   8,118
Cure Costs                                                        -                15                 -                -                -                -                 15
U.S. Trustee Fees                                                 -                25                 -                -               25                -                 50
Fire Retention / Data Storage                                     -                65                 -                -                -                -                 65
KERP Payments                                                 2,113               145               204              354                -                -              2,816
D&O Policy Renewal                                                -                 -                 -                -                -            1,500              1,500

Aetna Claims and Admin Costs                                    268               225               200              150               75               50                968

Payroll / Vacation / Wind Down Staffing                         801                99                96               91               64                -              1,151

Professional Fees
TSI Counsel and Advisors                                        882               561               302              448              289              365              2,847
Committee Counsel and Advisors                                  480             1,154               259              406              265               83              2,647
Liquidating Trustee Fees                                          -                 -                60               50               40              120                270

                                                        ----------------- ----------------- ---------------- ---------------- ---------------- ------------------ ---------------
Net Disbursements                                          $ 10,313         $   4,439         $   1,271        $   1,529       $      768        $   2,128          $  20,448

RECEIPTS
------------------------------------------------------

South Pacific Receivable                                          -               350                 -                -                -              975              1,325
Customs Bond Cash Collateral                                      -                 -                 -                -                -            5,300              5,300
Other Miscellaneous Receivables                                 531                 -                 -                -                -                -                531
Interest Income                                                 122                75                75               75               75                -                422

                                                       ----------------- ----------------- ---------------- ---------------- ---------------- ------------------ ---------------
Net Receipt                                                  $  653         $     425       $        75      $        75       $       75        $   6,275         $    7,578

                                                       ----------------- ----------------- ---------------- ---------------- ---------------- ------------------ ---------------
Net Receipts / (Disbursements)                            $  (9,659)         $ (4,014)        $  (1,196)       $  (1,454)       $    (693)       $   4,147          $ (12,870)
                                                       ================= ================= ================ ================ ================ ================== ===============